Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

by and among

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as Canadian Trustee

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

as U.S. Trustee

Dated as of January 25, 2021

Supplementing the Indenture for Debt Securities

Dated as of January 25, 2021

6.00% Convertible Unsecured Subordinated Debentures due 2026

EXHIBITS

EXHIBIT A	Form of Debenture

EXHIBIT B	Form of Notice of Conversion

EXHIBIT C	Form of Redemption Notice

EXHIBIT D	Form of Offeror’s Notice to Dissenting Debentureholders

EXHIBIT E	Form of Change of Control Notice

EXHIBIT F	Form of Maturity Notice

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE dated as of January 25, 2021 (this “Supplemental Indenture”), is entered into among DIRTT Environmental Solutions Ltd., an Alberta corporation (the “Company”), Computershare Trust Company of Canada, a trust company organized under the laws of Canada (the “Canadian Trustee”), and Computershare Trust Company, National Association, a national banking association organized under the laws of the United States (the “U.S. Trustee”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture for Debt Securities dated as of January 25, 2021, by and among the Company, the Canadian Trustee and the U.S. Trustee (the “Original Indenture”).

RECITALS

A. The Company and the Trustees entered into the Original Indenture, pursuant to which the Company may from time to time issue its debentures, notes, bonds or other evidences of indebtedness (collectively, the “Debt Securities”).

B. Section 10.01 of the Original Indenture provides that the Company, when authorized by a resolution of the Board of Directors, and the Trustees may, without the consent of the holders of the Debt Securities, enter into a supplemental indenture to establish the form or terms of Debt Securities as permitted by Sections 2.01 and 2.03 of the Original Indenture.

C. The Company has duly authorized the issue of 6.00% Convertible Unsecured Subordinated Debentures due 2026 (as they may be issued from time to time under this Supplemental Indenture, including any Additional Debentures, collectively the “Debentures”), initially in an aggregate principal amount not to exceed $35,000,000 plus an additional $5,250,000 issuable pursuant to an overallotment option and in connection therewith, the Company has duly determined to make, execute and deliver this Supplemental Indenture to set forth the terms and provisions of the Debentures as required by the Original Indenture.

D. The Company has delivered to the Trustees an Opinion of Counsel and Officers’ Certificate stating that this Supplemental Indenture is authorized or permitted by the Original Indenture and that all conditions precedent provided for in the Original Indenture to the execution and delivery of this Supplemental Indenture have been complied with.

E. The Form of Debenture, the Trustees’ certificate of authentication to be borne by each Debenture, the Form of Notice of Conversion, the Form of Redemption Notice, Form of Offeror’s Notice to Dissenting Debentureholders, the Form of Change of Control Notice and the Form of Maturity Notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for.

F. All things necessary to make the Debentures the valid and legally binding obligations of the Company, when executed by the Company and authenticated and delivered by the Canadian Trustee or a duly authorized authenticating agent, as provided for in the Original Indenture, have been done.

G. All things necessary to make this Supplemental Indenture a valid and legally binding indenture and agreement according to its terms, and a valid and legally binding amendment of, and supplement to, the Original Indenture have been done.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustees and the Debentureholders:

ARTICLE I

DEFINITIONS

Section 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture affected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Debentures, which shall be limited initially to $40,250,000 aggregate principal amount, except as otherwise provided herein, and which may be issued from time to time, and shall not apply to any other Debt Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Debt Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture.

Section 1.02 Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Supplemental Indenture and for purposes of the Original Indenture as it relates to the Debentures shall have the respective meanings specified in this Section 1.02. Except as otherwise provided in this Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein, including the recitals hereto, as in the Original Indenture. All other terms used in this Supplemental Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the U.S. Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said U.S. Securities Act as in force at the date of the execution of this Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“90% Redemption Right” has the meaning ascribed thereto in Section 7.01(b).

“Additional Debentures” means the additional Debentures issued pursuant to Section 2.05.

“Applicable Period” means any period announced by the Board of Directors as a period of time for which a cash dividend or distribution will be declared and paid by the Company to the holders of all or substantially all of the outstanding Common Shares.

“Auditors” or “Auditors of the Company” means an independent firm of chartered accountants duly appointed as auditors of the Company.

“Base Shares” has the meaning ascribed thereto in Section 7.02(d).

“Beneficial Holder” means any person who holds a beneficial interest in a Global Debenture or Book Based Only Debenture as shown on the books of the Depositary or a Depositary Participant.

“Book Based Only Debentures” means Debentures issued under this Supplemental Indenture in non-certificated form which are held only by way of book based (electronic) register maintained by the Canadian Trustee.

“Business Day” means any day other than a Saturday, Sunday or a statutory holiday in Calgary, Alberta, or Toronto, Ontario.

“Cash Change of Control” means a Change of Control in which 10% or more of the consideration for the Common Shares in the transaction or transactions constituting a Change of Control consists of: (i) cash, other than cash payments for fractional Common Shares and cash payments made in respect of dissenter’s appraisal rights; (ii) equity securities that are not traded or intended to be traded immediately following such transactions on a recognized stock exchange; or (iii) other property that is not traded or intended to be traded immediately following such transactions on a recognized stock exchange.

“Cash Change of Control Conversion Period” has the meaning ascribed thereto in Section 7.02(a).

“Change of Control” means (i) the acquisition by any Person, or group of Persons acting jointly or in concert (within the meaning of MI 62-104), of voting control or direction of an aggregate of 66 2/3% or more of the then outstanding Common Shares, or (ii) the sale or other transfer of all or substantially all of the Company’s consolidated assets, but shall not include a sale, merger, reorganization, arrangement, combination or other similar transaction if the previous holders of Common Shares hold at least 66 2/3% of the voting control or direction in such merged, reorganized, arranged, combined or other continuing entity immediately following completion of such transaction (and in the case of a sale of all or substantially all of the consolidated assets, in the entity which has acquired such assets).

“Change of Control Notice” has the meaning ascribed thereto in Section 7.01(a).

“Change of Control Purchase Date” has the meaning ascribed thereto in Section 7.01(a).

“Change of Control Purchase Offer” has the meaning ascribed thereto in Section 7.01(a).

“close of business” means 4:30 p.m. (Calgary time).

“Common Shares” means common shares in the capital of the Company, as such common shares are constituted on the date of execution and delivery of this Supplemental Indenture; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 9.05, “Common Shares” shall mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up.

“Common Share Bid Request” means a request for bids to purchase Common Shares (to be issued by the Company on the Common Share Delivery Date) made by the Canadian Trustee in accordance with the Common Share Interest Payment Election Notice and which shall make the acceptance of any bid conditional upon the acceptance of sufficient bids to result in aggregate proceeds from such issue and sale of Common Shares which, together with the cash payments by the Company in lieu of fractional Common Shares, if any, equal the Interest Obligation.

“Common Share Delivery Date” means a date, not more than 90 days and not less than one Business Day prior to the applicable payment date, upon which Common Shares are issued by the Company and delivered to the Canadian Trustee for sale pursuant to Common Share Purchase Agreements.

“Common Share Interest Payment Election” means an election to satisfy all of part of an Interest Obligation on the applicable payment date in the manner described in the Common Share Interest Payment Election Notice.

“Common Share Interest Payment Election Amount” means the aggregate amount of the Interest Obligation in respect of which the Common Share Interest Payment Election Notice was delivered.

“Common Share Interest Payment Election Notice” means a written notice made by the Company to the Canadian Trustee specifying:

(a) the Interest Obligation to which the election relates;

(b) the Common Share Interest Payment Election Amount;

(c) the investment banks, brokers or dealers through which the Canadian Trustee shall seek bids to purchase the Common Shares and the conditions of such bids, which may include the minimum number of Common Shares, minimum price per Common Share, timing for closing for bids and such other matters as the Company may specify; and

(d) that the Canadian Trustee shall accept through the investment banks, brokers or dealers selected by the Company only those bids which comply with such notice.

“Common Share Proceeds Investment” has the meaning ascribed thereto in Section 11.01(h).

“Common Share Purchase Agreement” means an agreement in customary form among the Company, the Canadian Trustee and the Persons making acceptable bids pursuant to a Common Share Bid Request, which complies with all applicable laws, including the Canadian Securities Legislation, U.S. Securities Laws, and the rules and regulations of any stock exchange on which the Debentures or Common Shares are then listed.

“Common Share Redemption Right” has the meaning ascribed thereto in Section 10.06(a).

“Common Share Repayment Right” has the meaning ascribed thereto in Section 11.02(a).

“Company” means DIRTT Environmental Solutions Ltd., an Alberta corporation, and subject to the provisions of Article XI of the Original Indenture, shall include its successors and assigns.

“Conversion Agent” has the meaning ascribed thereto in Section 4.03.

“Conversion Price” means the dollar amount for which each Common Share may be issued from time to time upon the conversion of Debentures, being initially $4.65 per Common Share and subject to adjustment pursuant to Section 9.05 hereof.

“Conversion Rate” means the number of Freely Tradeable Common Shares issuable on Conversion of $1,000 of Debentures in accordance with Article VII, and includes, for certainty, any Make-Whole Additional Shares.

“Credit Facility” means the senior secured revolving credit facility provided by the Royal Bank of Canada pursuant to the credit agreement dated July 19, 2019, between the Company, as borrower, DIRTT Environmental Solutions, Inc., as guarantor, and Royal Bank of Canada, as lender, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time with one or more loans or facilities for which either the administrative agent is a commercial bank or a majority of the loan commitments are provided by one or more commercial banks.

“Custodian” means the Canadian Trustee, as custodian for the Depositary, with respect to the Debentures in global form, or any successor entity thereto.

“Current Market Price” means the VWAP for the 20 consecutive Trading Days ending on the fifth Trading Day preceding the applicable date.

“Date of Conversion” has the meaning ascribed thereto in Section 9.04(b).

“Debentures” means the debentures of the Company issued and certified hereunder, or deemed to be issued and certified hereunder, including any Additional Debentures, and for the time being outstanding, whether in definitive or interim form.

“Debentureholder” or “holder,” as applied to any Debenture, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Debenture is registered on the Debenture Register.

“Debenture Liabilities” has the meaning ascribed thereto in Section 13.01.

“Debenture Register” has the meaning ascribed thereto in Section 3.01(a).

“Debenture Registrar” has the meaning ascribed thereto in Section 3.01(a).

“Depositary” means, with respect to the Debentures issuable or issued in the form of one or more Global Debentures or the Book Based Only Debentures, the person designated as depositary by the Company pursuant to this Supplemental Indenture, which, as of the date hereof, shall be CDS Clearing and Depository Services Inc. until a successor depositary shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Depositary” shall mean each person who is then a depositary hereunder, and if at any time there is more than one such person, “Depositary” as used with respect to the Debentures shall mean each depositary with respect to the Global Debentures or the Book Based Only Debentures.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other person for whom, from time to time, a Depositary effects book entry for a Global Debenture or a Book Based Only Debenture deposited with the Depositary.

“Distributed Securities” has the meaning ascribed thereto in Section 9.05(e).

“Effective Date” has the meaning ascribed thereto in Section 7.02(a).

“Event of Default” has the meaning ascribed thereto in Section 6.01 of the Original Indenture and in Section 5.01.

“Expiration Date” has the meaning ascribed thereto in Section 9.05(f).

“Expiration Time” has the meaning ascribed thereto in Section 9.05(f).

“Freely Tradeable” means, in respect of shares of capital of any class of any corporation, shares that: (i) are issuable without the necessity of filing a registration statement, a prospectus or any other similar offering document (other than such prospectus or similar offering document that has already been filed) under Canadian Securities Legislation or U.S. Securities Laws; and (ii) can be traded by the holder thereof without any restriction under Canadian Securities Legislation and U.S. Securities Laws, such as hold periods, except in the case of a transaction by a control person.

“Fully Registered Debentures” means Debentures registered in the Debenture Register as to both principal and interest.

“Global Debenture” means a Debenture in global form.

“Indenture” means the Original Indenture, as amended and supplemented by this Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended or supplemented.

“interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures, including (unless context otherwise requires) Defaulted Interest, if any.

“Interest Account” has the meaning ascribed thereto in Section 11.01(h).

“Interest Obligation” means the obligation of the Company to pay interest on the Debentures, as and when the same becomes due.

“Interest Payment Date” means each January 31 and July 31 of each year, beginning on July 31, 2021.

“Interest Record Date” with respect to any Interest Payment Date, shall mean the January 15 or July 15 (whether or not such day is a Business Day) immediately preceding the applicable January 31 or July 31 Interest Payment Date, respectively.

“Leasing Facilities” means all leasing arrangements for equipment or other fixed assets entered into by the Company or its Subsidiaries.

“Make-Whole Additional Shares” has the meaning ascribed thereto in Section 7.02(b).

“Make-Whole Premium” has the meaning ascribed thereto in Section 7.02.

“Maturity Date” means January 31, 2026

“Maturity Notice” shall be in the form set forth in Exhibit F.

“MI 62-104” means Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids.

“National Securities Exchange” means an exchange registered as a national securities exchange under Section 6(a) of the Exchange Act.

“Notice of Conversion” shall be in the form set forth in Exhibit B.

“Offer Price” has the meaning ascribed thereto in Section 7.01(a).

“Offeror’s Notice to Dissenting Debentureholders” has the meaning ascribed thereto in Section 12.03

“Original Indenture” has the meaning ascribed thereto in the recitals.

“Paying Agent” has the meaning ascribed thereto in Section 4.03.

“Prospectus” has the meaning ascribed thereto in Section 9.12.

“Purchased Common Shares” has the meaning ascribed thereto in Section 9.05(f).

“Redemption Date” has the meaning ascribed thereto in Section 10.03.

“Redemption Notice” has the meaning ascribed thereto in Section 10.03.

“Redemption Price” means, in respect of a Debenture, the principal amount thereof, plus accrued and unpaid interest up to, but excluding, the Redemption Date fixed for such Debenture, payable on the Redemption Date, which all or a portion of such amount may be payable by the issuance of Freely Tradeable Common Shares as provided for in Section 10.06.

“Senior Creditor” means a holder or holders of Senior Indebtedness and includes any representative or representatives, agent or agents or trustee or trustees of any such holder or holders.

“Senior Indebtedness” means all obligations, liabilities and indebtedness of the Company and its Subsidiaries which would, in accordance with GAAP, be classified upon a consolidated balance sheet of the Company as liabilities of the Company or its Subsidiaries and, whether or not so classified, shall include (without duplication): (a) indebtedness of the Company or its Subsidiaries for borrowed money, including the Credit Facility; (b) obligations of the Company or its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of the Company or its Subsidiaries arising pursuant or in relation to bankers’ acceptances, letters of credit and letters of guarantee (including payment and reimbursement obligations in respect thereof) or indemnities issued in connection therewith; (d) obligations of the Company or its Subsidiaries under any swap, hedging or other similar contracts or arrangements; (e) obligations of the Company or its Subsidiaries under guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations relating to the Senior Indebtedness or other obligations of any other person which would otherwise constitute Senior Indebtedness within the meaning of this definition; (f) all indebtedness of the Company or its Subsidiaries representing the deferred purchase price of any property including, without limitation, purchase money mortgages; (g) all leases of any kind and for any purpose, including equipment leases and equipment leasing facilities, including the Leasing Facilities, (h) accounts payable to trade creditors; (i) all renewals, extensions and refinancing of any of the foregoing; and (j) all costs and expenses incurred by or on behalf of the holder of any Senior Indebtedness in enforcing payment or collection of any such Senior Indebtedness, including enforcing any security interest securing the same. “Senior Indebtedness” shall not include any indebtedness evidenced by the Debentures and all other existing and future indebtedness or other instruments which, by their terms create or evidence indebtedness, that would otherwise be Senior Indebtedness if it is expressly stated to be subordinate in right of payment to or rank pari passu with the Debentures.

“Senior Security” means all mortgages, liens, pledges, charges (whether fixed or floating), security interests or other encumbrances of any kind, contingent or absolute, held by or on behalf of any Senior Creditor and in any manner securing any Senior Indebtedness.

“Spinoff Securities” has the meaning ascribed thereto in Section 9.05(e).

“Spinoff Valuation Period” has the meaning ascribed thereto in Section 9.05(e).

“Time of Expiry” means the time of expiry of certain rights with respect to the conversion of the Debentures under Article IX and Section 2.01.

“Total Offer Price” has the meaning ascribed thereto in Section 7.01(a).

“Trading Day” means a day during which trading in the Common Shares generally occurs on the principal Canadian national or regional securities exchange or quotation system on which the Common Shares are listed for trading and during which there is no market disruption event; provided that if the Common Shares are not listed for trading on a Canadian national or regional securities exchange or quotation system, then it means a day during which trading in the Common Shares generally occurs on the principal National Securities Exchange on which the Common Shares are listed for trading, and otherwise, “Trading Day” will mean a Business Day.

“Trustees” means the Persons named as the “Canadian Trustee” and the “U.S. Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee, as applicable, shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustees” shall mean or include each Person who is then a Trustee hereunder and “Trustee” shall mean any of the Trustees.

“Unclaimed Funds Return Date” has the meaning ascribed thereto in Section 7.01(g).

“U.S. Securities Laws” means applicable securities laws (including rules and regulations) in the United States and each of its states, districts and territories, including the U.S. Securities Act, the Exchange Act, and the Trust Indenture Act.

“Written Direction of the Company” means an instrument in writing signed by any one officer or director of the Company.

“VWAP” means the volume weighted average trading price of the Common Shares for the applicable period (which must be calculated utilizing days in which the Common Shares actually trade) on the Toronto Stock Exchange (or if the Common Shares are no longer traded on the Toronto Stock Exchange, on such other exchange as the Common Shares are then traded) or if no such prices are available for such applicable period, “VWAP” shall be the fair value per Common Share as reasonably determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regulation trading session trading hours.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION

AND EXCHANGE OF DEBENTURES

Section 2.01 Designation and Amount; General Terms; Ranking. The Debentures shall be designated as the “6.00% Convertible Unsecured Subordinated Debentures due 2026”. The aggregate principal amount of Debentures that may be authenticated and delivered under this Supplemental Indenture is initially limited to an aggregate issuance not to exceed $40,250,000, subject to Section 2.05 and except for Debentures authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Debentures pursuant to the terms of this Supplemental Indenture and Section 2.09 of the Original Indenture. The Debentures will be direct unsecured obligations of the Company. Each Debenture will rank pari passu with each other Debenture (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future subordinated and unsecured indebtedness of the Company, other than Senior Indebtedness. The Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000. The Debentures will be redeemable by the Company in accordance with the terms of Article X.

The Debentures will bear interest at a rate of 6.00% per annum (based on a year of 365 days) payable semi-annually in arrears on January 31 and July 31 in each year commencing on July 31, 2021 and continuing up to but excluding the Maturity Date. All Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures, shall bear interest (i) from and including their issue date, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures, whichever shall be the later, to and excluding the next Interest Payment Date. The first interest payment will represent accrued interest for the period from the Closing Date up to but excluding July 31, 2021, which will be equal to $30.74 for each $1,000 principal amount of the Debentures. Interest on the Debentures will be payable in lawful money of Canada.

Upon and subject to the provisions of Article XI, the Company may elect, from time to time, to satisfy its Interest Obligation on the Debentures on any payment date (including, for greater certainty, following conversion or upon maturity or redemption): (i) in cash; (ii) by delivering sufficient Common Shares to the Canadian Trustee for sale, to satisfy the Interest Obligation, in which event holders of the Debentures will be entitled to receive a cash payment equal to the interest payable from the proceeds of the sale of such Common Shares; or (iii) any combination of (i) and (ii) above.

Principal on the Debentures will be payable in lawful money of Canada or, at the option of the Company, subject to applicable regulatory approvals, and provided that no Event of Default has occurred and is continuing, subject to compliance with Section 11.02, by delivery of Freely Tradeable Common Shares pursuant to the Common Share Repayment Right to satisfy, in whole or in part, the Company’s obligation to repay principal and accrued interest, if any, under the Debentures. All payments made in respect of the Debentures will be made net of any applicable taxes or other required withholdings.

Upon and subject to the provisions and conditions of Article X and Section 3.08, the holder of each Debenture shall have the right at such holder’s option, prior to the close of business on the earlier of (i) the last Business Day immediately preceding the Maturity Date; or (ii) if the Debentures are called for redemption, on the last Business Day immediately preceding the Redemption Date (the earlier of which will be the “Time of Expiry” for the purposes of Article X in respect of the Debentures), to convert any part, being $1,000 or an integral multiple thereof, of the principal amount of a Debenture into Common Shares at the Conversion Price in effect on the Date of Conversion. To the extent a redemption is a redemption in part only of the Debentures, such right to convert, if not exercised prior to the applicable Time of Expiry, shall survive as to any Debentures not redeemed or converted and be applicable to the next succeeding Time of Expiry.

The Conversion Price in effect on the date hereof for each Common Share to be issued upon the conversion of Debentures is equal to $4.65 such that approximately 215.0538 Common Shares shall be issued for each $1,000 principal amount of Debentures so converted. No fractional Common Shares will be issued, and holders will receive a cash payment in satisfaction of any fractional interest in accordance with Article IX. The Conversion Price applicable to and the Common Shares, securities or other property receivable on the conversion of the Debentures is subject to adjustment pursuant to the provisions of Section 9.05 and in the circumstances in Section 7.02. The Conversion Price will not be adjusted for accrued interest.

Subject to Article IX, holders converting their Debentures will receive, in addition to the applicable number of Common Shares, accrued and unpaid interest in cash (less any taxes required to be deducted) in respect of the Debentures surrendered for conversion up to but excluding the Date of Conversion from, and including, the most recent Interest Payment Date in accordance with Section 9.04(e). Notwithstanding the foregoing, if Debentures are surrendered for conversion during the period from the close of business on any Interest Record Date to the opening of business on the next succeeding Interest Payment Date, the Debentureholder on the Interest Record Date will receive the full semi-annual interest payable on such Debentures on the corresponding Interest Payment Date.

On redemption of the Debentures, the Company may, at its option and subject to the provisions of Section 10.06, and subject to regulatory approval, elect to satisfy its obligation to pay all or a portion of the aggregate principal amount of the Debentures due on redemption, together with all accrued but unpaid interest thereon, by issuing and delivering to such Debentureholder’s Freely Tradeable Common Shares.

The Canadian Trustee is the “Appropriate Trustee” for the Debentures

The Debentures shall be initially issued as Book Based Only Debentures in accordance with Article III and shall be registered in the name of the Depositary which, as of the date hereof, shall be CDS Clearing and Depository Services Inc. (or any nominee of the Depositary). No beneficial holder will receive definitive certificates representing its interest in Debentures except as provided in Section 3.01(b). A Global Debenture or Book Based Only Debenture may be exchanged for Debentures in registered form that are not Global Debentures or Book Based Only Debentures, or transferred to and registered in the name of a person other than the Depositary for such Global Debentures or Book Based Only Debentures or a nominee thereof, as provided in Section 3.02.

Subject to Article XIII, payment of the Debentures is subordinate to the payment of Senior Indebtedness.

Further to Section 2.17(a)(i) of the Original Indenture, the Canadian Trustee shall promptly notify the Company and any exchange on which such Debentures are listed of any special record date with respect to Defaulted Interest and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage pre-paid, to each Holder thereof at its address as it appears in the Security Register, not less than 10 days prior to such special record date. The Company shall, on request of the Canadian Trustee, confirm the exchanges, if any, on which the Debentures are listed.

Section 2.02 Form of Debentures. The Debentures and the Canadian Trustee’s Certificate of Authentication to be borne by such Debentures shall be substantially in the respective forms set forth in Section 2.02 of the Original Indenture and in Exhibit A, which are incorporated in and made a part of this Supplemental Indenture.

Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Debentures are subject.

Any Global Debenture shall represent such principal amount of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect Additional Debentures repurchases, redemptions, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Canadian Trustee or the Custodian, at the direction of the Canadian Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Supplemental Indenture. Payment of principal, accrued and unpaid interest and premium, if any (including any Redemption Price), on the Global Debenture shall be made to the holder of such Debenture on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Debentures; Payments. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Debenture.

The Person in whose name any Debenture (or its predecessor security) is registered on the Debenture Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in Canada, which shall initially be the office of the Paying Agent. The Company shall pay interest (a) on any Debentures in certificated form by cheque mailed three days prior to the applicable Interest Payment Date to the address of the Person entitled thereto as it appears in the Debenture Register (or upon written application by such Person to the Canadian Trustee and Paying Agent (if different from the Canadian Trustee) not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within Canada or the United States, if such Person is entitled to interest on an aggregate principal in excess of $1,000,000, which application shall remain in effect until the Debentureholder notifies the Canadian Trustee and Paying Agent to the contrary) or (b) on any Global Debenture by wire transfer of immediately available funds to the account of the applicable Depositary or its nominee.

Section 2.04 CUSIP Numbers. The Company in issuing the Debentures may use “CUSIP” numbers (if then generally in use), and, if so, the Canadian Trustee shall use “CUSIP” numbers in all notices issued to Debentureholders as a convenience to holders of the Debentures; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or on such notice and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company will promptly notify the Canadian Trustee in writing of any change in the “CUSIP” numbers.

Section 2.05 Additional Debentures; Repurchases. The Company may, without the consent of the Debentureholders and notwithstanding Section 2.01, reopen this Supplemental Indenture and issue Additional Debentures hereunder with the same terms and with the same CUSIP number as the Debentures initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Debentures initially issued hereunder; provided that no such Additional Debentures will be treated as part of the same series as the Debentures unless such Additional Debentures are fungible with the Debentures initially issued hereunder for U.S. federal income tax purposes and U.S. Securities Laws. Prior to the issuance of any such Additional Debentures, the Company shall deliver to the Trustees a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 13.05 of the Original Indenture, as the Trustees shall reasonably request.

Section 2.06 Purchase of Debentures by the Company. The Company may, to the extent permitted by law (including the requirements of Canadian Securities Legislation and U.S. Securities Laws), and directly or indirectly (regardless of whether such Debentures are surrendered to the Company), and provided it is not at the time in Default under the Indenture at any time and from time to time repurchase Debentures in the open market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case at any price and without prior notice to Debentureholders. All Debentures so purchased will be delivered to the Canadian Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

If, upon an invitation for tenders, more Debentures are tendered at the same lowest price that the Company is prepared to accept, the Debentures to be purchased by the Company shall be selected by the Canadian Trustee on a pro rata basis or in such other manner consented to by the Toronto Stock Exchange or such other exchange on which the Debentures are then listed which the Canadian Trustee considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Canadian Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Canadian Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to a Global Debenture, the Depositary shall make notations on the Global Debenture of the principal amount thereof so purchased.

Section 2.07 Deposit of Monies or Common Shares on Maturity. Repayment of Debentures shall be provided for by the Company depositing with the Canadian Trustee or any paying agent to the order of the Canadian Trustee in accordance with Section 7.17 of the Original Indenture, and on or before 11:00 a.m. (Calgary time) on the Business Day immediately prior to the Maturity Date, such sums of money, or Common Shares, or both as the case may be, as may be sufficient to pay the principal and any accrued interest on the Maturity Date, provided the Company may elect to satisfy this requirement by providing the Canadian Trustee with a certified cheque or wire transfer for such amounts post-dated to the Maturity Date. The Company shall also deposit with the Canadian Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Canadian Trustee in connection with such payment. Every such deposit shall be irrevocable. From the sums so deposited, or Common Shares so deposited, or both, the Canadian Trustee shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Debentures, upon surrender of such Debentures, the principal and interest (if any) to which they are respectively entitled on maturity.

Section 2.08 Withdrawals. A Debentureholder may withdraw any Notice of Conversion or acceptance of a Change of Control Purchase Offer by delivering to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company in the Notice of Conversion, a written notice of withdrawal prior to the close of business on the Business Day immediately prior to the Conversion Date or the Change of Control Purchase Date. If such Debentures are held in book-entry form through the Depositary, any notice of withdrawal shall comply with applicable procedures of the Depositary.

ARTICLE III

REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

Section 3.01 Fully Registered Debentures.

(a) The Debentures are issuable as Fully Registered Debentures. The Company shall cause to be kept at the corporate trust office of the Canadian Trustee a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.03 being herein sometimes collectively referred to as the “Debenture Register,” which Debenture Register shall constitute a Debt Security Register (as such term is defined in the Original Indenture) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Canadian Trustee is hereby appointed a “Debenture Registrar” and shall constitute a Registrar (as such term is defined in the Original Indenture) for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.03.

(b) No transfer of a Fully Registered Debenture shall be valid unless made on such Debenture Register by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Canadian Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Canadian Trustee and upon compliance with such other reasonable requirements as the Canadian Trustee or other registrar may prescribe, or unless the name of the transferee shall have been noted on the Debenture by the Canadian Trustee or other registrar. The Debenture Register shall be maintained at all times in order to ensure that the Debentures are in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986.

Section 3.02 Global Debentures or Book Based Only Debentures.

(a) Debentures shall initially be represented as Book Based Only Debentures registered in the name of a Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Debenture or Book Based Only Debenture that does not involve the issuance of a definitive Debenture, shall be effected through the Depositary (but not the Canadian Trustee or the Custodian) in accordance with this Supplemental Indenture and the procedures of the Depositary therefor. The Company shall cause to be kept by and at the principal offices of the Canadian Trustee in Calgary, Alberta and Toronto, Ontario or such other registrar as the Company, with the approval of the Canadian Trustee, may appoint at such other place or places, if any, as the Company may designate with the approval of the Canadian Trustee, a register in which shall be entered the name and address of the holder of each such Global Debenture or Book Based Only Debenture (being the Depositary, or its nominee, for such Global Debenture or Book Based Only Debenture) as holder thereof and particulars of the Global Debenture or Book Based Only Debenture held by it, and of all transfers thereof. If any Debentures are at any time not Global Debentures or Book Based Only Debentures, the provisions of Section 3.01 shall govern with respect to registrations and transfers of such Debentures.

(b) Notwithstanding any other provision of this Supplemental Indenture, a Global Debenture or Book Based Only Debenture may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Canadian Trustee, a resolution of the Board of Directors, Officers’ Certificate or supplemental indenture relating to any Additional Debentures:

(i) Global Debentures or Book Based Only Debentures may be transferred by a Depositary to a nominee of such Depositary or by a nominee of a Depositary to such Depositary or to another nominee of such Depositary or by a Depositary or its nominee to a successor Depositary or its nominee;

(ii) Global Debentures or Book Based Only Debentures may be transferred at any time after the Depositary for such Global Debentures or Book Based Only Debentures (i) has notified the Canadian Trustee, or the Company has notified the Canadian Trustee, that it is unwilling or unable to continue as Depositary for such Global Debentures or Book Based Only Debentures, or (ii) ceases to be eligible to be a Depositary, provided that at the time of such transfer the Company has not appointed a successor Depositary for such Global Debentures or Book Based Only Debentures;

(iii) Global Debentures or Book Based Only Debentures may be transferred at any time after the Company has determined, in its sole discretion, to terminate the book-entry only registration system or book based entry, as the case may be, in respect of such Global Debentures or Book Based Only Debentures and has communicated such determination to the Canadian Trustee in writing;

(iv) Global Debentures or Book Based Only Debentures may be transferred at any time after the Canadian Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures issued as a Global Debenture or Book Based Only Debenture, provided that Beneficial Holders representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures advise the Depositary in writing, through the Depositary Participants, that the continuation of the book-entry only registration system or book based entry, as applicable, for the Debentures is no longer in their best interest and also provided that at the time of such transfer the Canadian Trustee has not waived the Event of Default pursuant to Section 6.01 of the Original Indenture;

(v) Global Debentures or Book Based Only Debentures may be transferred and definitive certificate(s) may be issued to Beneficial Holders if required by applicable law;

(vi) Global Debentures or Book Based Only Debentures may be transferred if the book-entry only registration system or book based entry, as applicable, ceases to exist; and

(vii) Global Debentures or Book Based Only Debentures may be transferred and definitive certificate(s) may be issued to Beneficial Holders if requested, in writing, by a Beneficial Holder through the Depositary Participant through whom the beneficial interest in the Debentures are held at the time of the request and in accordance with the agreements and policies between the Depositary and Depositary Participants.

(c) With respect to the Global Debentures or Book Based Only Debentures, unless and until definitive certificates have been issued to Beneficial Holders pursuant to Section 3.02(b):

(i) the Company and the Canadian Trustee may deal with the applicable Depositary for all purposes (including paying interest on the Debentures) as the sole holder of the Debentures and the authorized representative of the Beneficial Holders;

(ii) the rights of the Beneficial Holders shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Holders and the Depositary or the Depositary Participants;

(iii) the Depositary will make book-entry or book based, as applicable, transfers among the Depositary Participants; and

(iv) whenever this Supplemental Indenture requires or permits actions to be taken based upon instruction or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depositary shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depositary Participant, and has delivered such instructions to the Canadian Trustee.

(d) Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to this Section 3.02, the Canadian Trustee shall provide all such notices and communications to the Depositary and the Depositary shall deliver such notices and communications to such Beneficial Holders in accordance with Canadian Securities Legislation and U.S. Securities Laws. Upon the termination of the book-entry only registration system or book based entry, as applicable, on the occurrence of one of the conditions specified in Section 3.02(b) with respect to the Debentures issued hereunder, the Canadian Trustee shall notify all applicable Depositary Participants and Beneficial Holders, through the Depositary, of the availability of definitive Debenture certificates. Upon surrender by the Depositary of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depositary, the Canadian Trustee shall deliver the definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.01 and the remaining Sections of this Article III.

(e) In the establishment and maintenance of a Book Based Only Debenture issue, the Canadian Trustee shall maintain such a record on its Debenture Register in book based form only. Transfers of Debentures appearing on the register of the Depository shall otherwise occur as provided for in this Supplemental Indenture. The parties hereto further recognize that, notwithstanding the issuance of Book Based Only Debentures, conversions of Debentures shall occur as contemplated by the terms of this Supplemental Indenture but the Canadian Trustee is permitted to employ whatever reasonable means it may from time to time require in order to guarantee the unhindered (but subject to the terms and conditions hereof) conversion of such Debentures appearing on the register for Debentures in book based only form by making whatever arrangements are deemed necessary by it with the Depository.

(f) At such time as all interests in a Global Debenture or Book Based Only Debenture have been converted, canceled, redeemed, repurchased or transferred, such Global Debenture or Book Based Only Debenture shall be, upon receipt thereof, canceled by the Canadian Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture or Book Based Only Debenture is exchanged for definitive Debentures, converted, canceled, repurchased or transferred to a transferee who receives definitive Debentures therefor or any definitive Debenture is exchanged or transferred for part of such Global Debenture or Book Based Only Debenture, the principal amount of such Global Debenture or Book Based Only Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture or Book Based Only Debenture, by the Canadian Trustee or the Custodian, at the direction of the Canadian Trustee, to reflect such reduction or increase.

Section 3.03 Transferee Entitled to Registration. The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Canadian Trustee or other registrar and upon compliance with all other conditions required by this Supplemental Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous holder of such Debenture, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

Section 3.04 Exchange and Registration of Transfer of Debentures; Depositary. Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.03. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Canadian Trustee shall authenticate and deliver, the Debentures that the Debentureholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

None of the Company, the Canadian Trustee, the Debenture Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Debentures surrendered for conversion or, if a portion of any Debenture is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Debentures, or a portion of any Debenture, surrendered for redemption (and not withdrawn) in accordance with Article X hereof.

All Debentures issued upon any registration of transfer or exchange of Debentures in accordance with this Supplemental Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture as the Debentures surrendered upon such registration of transfer or exchange.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints CDS Clearing and Depository Services Inc. to act as Depositary with respect to the Book Based Only Debentures and any Global Debenture. Initially, Book Based Only Debentures shall be issued to the Depositary, registered in the names of CDS & Co., as the nominee of the Depositary, and deposited with the Canadian Trustee as Custodian for the Depositary.

If (i) a Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Debentures or Book Based Only Debentures and a successor depositary is not appointed within 90 calendar days, (ii) a Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days or (iii) an Event of Default in respect of the Debentures has occurred and is continuing, and any Debentureholder has requested that the Debentures be issued in definitive form in exchange for a Global Debenture or Book Based Only Debenture, the Company will execute, and the Canadian Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Debentures, will authenticate and deliver Debentures in definitive form to each person that the applicable Depositary identifies as a beneficial owner of the related Debentures (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Debenture or Book Based Only Debenture, in exchange for such Global Debenture or Book Based Only Debenture, and upon delivery of any Global Debenture to the Canadian Trustee such Global Debenture shall be canceled.

None of the Company, the Canadian Trustee, nor any agent of the Company or the Canadian Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Debenture or Book Based Only Debenture or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.05 No Notice of Trusts. None of the Company, the Canadian Trustee or any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Supplemental Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

Section 3.06 Registers Open for Inspection. The registers referred to in Section 3.01 shall at all reasonable times be open for inspection by the Company, the Canadian Trustee or any Debentureholder. Every registrar, including the Canadian Trustee, shall from time to time when requested so to do by the Company or by a Trustee, in writing, furnish the Company or the Canadian Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Canadian Trustee shall be entitled to charge a reasonable fee to provide such a list.

Section 3.07 Exchanges of Debentures.

(a) Subject to Section 3.08, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b) In respect of exchanges of Debentures permitted by Section 3.07(a), the Debentures may be exchanged only at the principal offices of the Canadian Trustee in the cities of Calgary, Alberta and Toronto, Ontario, and at such other place or places as may from time to time be designated by the Company with the approval of the Canadian Trustee. Any Debentures tendered for exchange shall be surrendered to the Canadian Trustee. The Company shall execute and the Canadian Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

(c) Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

Section 3.08 Closing of Registers.

(a) Neither the Company nor any Trustee nor any registrar shall be required to:

(i) make transfers or exchanges or convert any Fully Registered Debentures on any Interest Payment Date for such Debentures or during the period beginning on the Interest Record Date and ending on the Interest Payment Date;

(ii) make transfers or exchanges of, or convert any Debentures on the day of any selection by the Canadian Trustee of Debentures to be redeemed or during the five preceding Business Days; or

(iii) make exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

(b) Subject to any restriction herein provided, the Company with the approval of the Canadian Trustee may at any time close any register for the Debentures, other than those kept at the principal offices of the Canadian Trustee in Calgary, Alberta and Toronto, Ontario, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

Section 3.09 Charges for Registration, Transfer and Exchange. For each Debenture exchanged, registered, transferred or discharged from registration, the Canadian Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Canadian Trustee and the Company), and payment of such charges and reimbursement of the Canadian Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a) for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures or, with respect to Additional Debentures, within a period of two months from the date of delivery of any such Additional Debentures;

(b) for any exchange of any interim or temporary Debenture or interim certificate that has been issued for a definitive Debenture;

(c) for any exchange of a Global Debenture or Book Based Only Debenture as contemplated in Section 3.02;

(d) for any exchange of any Debenture resulting from a partial redemption under Section 10.02; or

(e) for any exchange of any Debenture resulting from a conversion under Article IX.

Section 3.10 Ownership of Debentures.

(a) Unless otherwise required by law, the person in whose name any registered Debenture is registered shall for all the purposes of this Supplemental Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

(b) The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Canadian Trustee, any registrar and to the Company for the same and none shall be bound to inquire into the title of any such registered holder.

(c) Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Canadian Trustee, any registrar and to the Company.

(d) In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Canadian Trustee and any registrar and to the Company.

Section 3.11 References to Debentures. Any reference in this Supplemental Indenture (excluding this Article III) to “Global Debentures”, “Book Based Only Debentures”, “Fully Registered Debentures”, debentures which are “certificated” or “certificates” in respect of the Debentures shall in all cases be deemed to be a reference to the applicable type(s) of Debentures which are issued and outstanding, from time to time, as applicable, pursuant to this Article III, notwithstanding the reference to another form of Debenture.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

In addition to those covenants set forth in Article IV of the Original Indenture, the Company makes the following covenants and agreements for the benefit of the Debentureholders:

Section 4.01 Restrictions of Share Redemption Right and Share Repayment Right. The Company shall not, directly or indirectly (through a Subsidiary or otherwise) undertake or announce any rights offering, issuance of securities, subdivision of the Common Shares, dividend or other distribution on the Common Shares or any other securities, capital reorganization, reclassification or any similar type of transaction in which: (i) the number of securities to be issued, (ii) the price at which the securities are to be issued, converted or exchanged, or (iii) any property or cash that is to be distributed or allocated, is in whole or in part based upon, determined in reference to, related to or a function of, directly or indirectly: (A) the exercise or potential exercise of the right to issue Common Shares on redemption or maturity of the Debentures; or (B) the Current Market Price determined in connection with the exercise or potential exercise of the Company’s right to issue Common Shares on redemption or maturity of the Debentures.

Section 4.02 Payment of Principal, Premium and Interest. The Company covenants and agrees that it will cause to be paid the principal of and premium, if any (including the Redemption Price), and accrued and unpaid interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures. Each installment of interest on the Debentures, may be paid by mailing cheques for the amount payable to Debentureholders entitled thereto as they shall appear on the registry books of the Company; provided that, with respect to any Debentureholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Canadian Trustee and Paying Agent (if different from the Canadian Trustee) not later than 15 days prior to the relevant Interest Record Date, interest on such holder’s Debentures shall be paid by wire transfer in immediately available funds to such holder’s account in the United States, which application shall remain in effect until the Debentureholder notifies the Canadian Trustee and Paying Agent to the contrary; provided further that payment of interest made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

Section 4.03 Maintenance of Office or Agency. The Company will maintain in Canada, an office or agency where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment, repurchase or redemption (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served. The Company will give prompt written notice to the Canadian Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Canadian Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office or the office or agency of the Canadian Trustee, and the Company hereby appoints the Canadian Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States, for such purposes. The Company will give prompt written notice to the Canadian Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Canadian Trustee as Paying Agent, Debenture Registrar, Custodian, bid solicitation agent under Article XI, and Conversion Agent and the corporate trust office and the office or agency of the Canadian Trustee each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 4.04 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustees, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.05 Compliance Certificate; Statements as to Default. The Company shall deliver to the Trustees an Officer’s Certificate in compliance with Section 4.05 of the Original Indenture.

In addition, the Company shall deliver to the Trustees, as soon as practicable, after the Company becomes aware of the occurrence of any Event of Default or Default that is continuing, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.

Section 4.06 Intentionally Omitted.

Section 4.07 Maintain Listing. The Company will use reasonable commercial efforts to maintain the listing of the Common Shares and the Debentures on the Toronto Stock Exchange, and to maintain the Company’s status as a “reporting issuer” not in default of the requirements of the Canadian Securities Legislation; provided that the foregoing covenant shall not prevent or restrict the Company from carrying out a transaction to which Article XII applies if carried out in compliance with Article XII even if as a result of such transaction the Company ceases to be a “reporting issuer” in all or any of the provinces of Canada or the Common Shares or Debentures cease to be listed on the Toronto Stock Exchange or any other stock exchange.

Section 4.08 Further Instruments and Acts. Upon request of any of the Trustees, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Supplemental Indenture.

Section 4.09 Performance of Covenants by Trustees. If the Company shall fail to perform any of its covenants contained in this Supplemental Indenture, the Trustees may notify the Debentureholders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Trustees shall be repayable as provided in Section 7.06 of the Original Indenture. No such performance, expenditure or advance by the Trustees shall be deemed to relieve the Company of any default hereunder.

Section 4.10 Issuance of Common Shares. The Company covenants that all Common Shares issued upon conversion or redemption of Debentures will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

Section 4.11 Registration of Common Shares. The Company covenants that, if any Common Shares to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal, provincial or state law before such shares may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the Canadian Securities Authorities or the SEC, secure such registration or approval, as the case may be.

Section 4.12 Compliance with Exchange Rules. The Company further covenants that it shall, if permitted and required by the rules of the Toronto Stock Exchange, list and keep listed, so long as the Common Shares shall be so listed on such exchange, any Common Shares issuable upon conversion or redemption of the Debentures.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01 Additional Events of Default; Modifications. In addition to those Events of Default set forth in Section 6.01 of the Original Indenture, the following events shall be Events of Default with respect to the Debentures:

(a) default in the delivery, when due, of any Common Shares or other consideration, including any Make-Whole Premium, payable on conversion with respect to the Debentures, which default continues for 15 days;

(b) failure by the Company to issue a Change of Control Notice when such notice becomes due in accordance with Section 7.01(a);

(c) failure by the Company to comply with its obligations to redeem or repurchase the Debentures as required under Article VII, Article X or Article XII or on any other repurchase date; or

(d) failure by the Company to comply with its obligations to redeem the Debentures under Article X after the Company issues a notice of redemption in accordance with Section 3.04 of the Original Indenture.

ARTICLE VI

MEETINGS OF DEBENTUREHOLDERS

Section 6.01 Debentureholders Meeting. Every meeting of Debentureholders shall be held in the City of Calgary or at such other place as may be approved or determined by the Canadian Trustee.

Section 6.02 Powers Exercisable by Resolution. In addition to the powers conferred upon them by any other provisions of the Original Indenture or this Supplemental Indenture or by law, but subject to any different vote required by the Trust Indenture Act, this Article VI and Section 10.02 of the Original Indenture, a meeting of the Debentureholders shall have the following powers exercisable from time to time by a resolution of:

(a) 66 2/3% of the Debentureholders present in person or by proxy at the meeting, subject to Section 9.04 of the Original Indenture in respect to a quorum of such meeting, subject in the case of the matters in paragraphs (i), (ii) and (iii) to receipt of the prior approval of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed:

(i) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Trustees against the Company, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

(ii) power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Company and to authorize the Trustees to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(iii) power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Company or for the consolidation, amalgamation, arrangement, combination or merger of the Company with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Company or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 11.01 of the Original Indenture shall have been complied with;

(iv) power to direct or authorize the Trustees to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such resolution or to refrain from exercising any such power, right, remedy or authority;

(v) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company;

(vi) power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustees to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(vii) power to remove any Trustee from office and to appoint a new Trustee or Trustees provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture; and

(viii) power to amend, alter or repeal any resolution previously passed or sanctioned by the Debentureholders under this Section 6.02(a) or Article IX of the Original Indenture; and

(b) in respect to all other matters not set forth in Section 6.02(a) above, the Trust Indenture Act, this Article VI or Section 10.02 of the Original Indenture, a majority of the Debentureholders present in person or by proxy at the meeting, subject to Section 9.04 of the Original Indenture in respect to a quorum of such meeting.

Section 6.03 Powers Cumulative. Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

Section 6.04 Instruments in Writing. All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of the applicable principal amount of all the outstanding Debentures, by an instrument in writing signed in one or more counterparts and “resolution” in this Indenture shall include an instrument so signed.

Section 6.05 Binding Effect of Resolution. Every resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders (including for certainty all beneficial holders), whether present at or absent from such meeting, and every instrument in writing signed by the Debentureholders (including for certainty all beneficial holders) in accordance with Section 6.04 shall be binding upon all the Debentureholders (including for certainty all beneficial holders), whether signatories thereto or not, and each and every holder and the Trustees (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

Section 6.06 Evidence of Rights Of Debentureholders.

(a) Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(b) The Trustees may, in their discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

ARTICLE VII

CHANGE OF CONTROL

Section 7.01 Change of Control Obligations. Within 30 days following the occurrence of a Change of Control, and subject to the provisions and conditions of this Section 7.01, the Company shall be obligated to make a cash offer to purchase all of the Debentures then outstanding. The terms and conditions of such obligation are set forth below:

(a) Within 30 days following the occurrence of a Change of Control, the Company shall deliver to the Canadian Trustee, and the Canadian Trustee shall promptly deliver to the holders of the Debentures, a notice stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control (a “Change of Control Notice”) together with an offer in writing (the “Change of Control Purchase Offer”) to purchase for cash, on the Change of Control Purchase Date, all (or any portion actually tendered pursuant to such offer) of the Debentures then outstanding from the holders thereof made in accordance with the requirements of Canadian Securities Legislation and U.S. Securities Laws at a price per Debenture equal to 101% of the principal amount thereof (the “Offer Price”) plus, subject to the following proviso, accrued and unpaid interest on such Debentures up to, but excluding, the Change of Control Purchase Date (collectively, the “Total Offer Price”); provided that if such Change of Control Purchase Date is after a record date for the payment of interest on the Debentures but on or prior to an Interest Payment Date, then the interest payable on such date will be paid to the holder of record of the Debentures on the relevant record date in respect to such Interest Payment Date. The “Change of Control Purchase Date” shall be the date that is 30 days after the date that the Change of Control Notice and Change of Control Purchase Offer are sent to the Debentureholders.

(b) If 90% or more in aggregate principal amount of Debentures outstanding (other than Debentures held by or on behalf of the Offeror or Associates or Affiliates of the Offeror as such terms are defined in Section 12.01) on the date the Company provides the Change of Control Notice and the Change of Control Purchase Offer to holders of the Debentures have been tendered for purchase pursuant to the Change of Control Purchase Offer on the expiration thereof, the Company has the right upon written notice provided to the Canadian Trustee within 10 days following the expiration of the Change of Control Purchase Offer, to redeem all (but not less than all) of the Debentures remaining outstanding on the expiration of the Change of Control Purchase Offer at the Total Offer Price in cash as at the Change of Control Purchase Date (the “90% Redemption Right”).

(c) Upon receipt of notice that the Company has exercised or is exercising the 90% Redemption Right and is acquiring the remaining Debentures, the Canadian Trustee shall promptly provide written notice to each Debentureholder that did not previously accept the Change of Control Purchase Offer that:

(i) the Company has exercised the 90% Redemption Right and is purchasing all outstanding Debentures for cash effective on the expiry of the Change of Control Purchase Offer at the Total Offer Price, and shall include a calculation of the amount payable to such holder as payment of the Total Offer Price as at the Change of Control Purchase Date;

(ii) each such holder must transfer its Debentures to the Canadian Trustee on the same terms as those holders that accepted the Change of Control Purchase Offer and must send its respective Debentures, duly endorsed for transfer, to the Canadian Trustee within 10 days after the sending of such notice; and

(iii) the rights of such holder under the terms of the Debentures and this Supplemental Indenture cease to have any effect as of the date of expiry of the Change of Control Purchase Offer provided the Company has, on or before the time of notifying the Canadian Trustee of the exercise of the 90% Redemption Right, paid the Total Offer Price to, or to the order of, the Canadian Trustee and thereafter the Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive such holder’s Total Offer Price upon surrender and delivery of such holder’s Debentures in accordance with the Indenture.

(d) The Company shall, on or before 11:00 a.m., Calgary Time, on the Business Day immediately prior to each of the Change of Control Purchase Date and the date of exercise of the 90% Redemption Right, as applicable, deposit with the Canadian Trustee or any paying agent to the order of the Canadian Trustee, such sums of money as may be sufficient to pay the Total Offer Price of the Debentures to be purchased or redeemed by the Company on the Change of Control Purchase Date or on the date of exercise of the 90% Redemption Right, as applicable, (less, in each case, any tax required by law to be deducted in respect of accrued and unpaid interest), provided the Company may elect to satisfy this requirement by providing the Canadian Trustee with a certified cheque or wire transfer for such amounts required under this subsection (d). The Company shall also deposit with the Canadian Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Canadian Trustee in connection with such purchase or redemption. Every such deposit shall be irrevocable, except as provided herein. From the sums so deposited, the Canadian Trustee shall pay or cause to be paid to the holders of such Debentures, the Total Offer Price to which they are entitled (less any tax required by law to be deducted in respect of accrued and unpaid interest) on the Company’s purchase or redemption.

(e) In the event that one or more of such Debentures being purchased in accordance with this Section 7.01 becomes subject to purchase in part only, upon surrender of such Debentures for payment of the Total Offer Price, the Company shall execute and the Canadian Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order, one or more new Debentures for the portion of the principal amount of the Debentures not purchased.

(f) Debentures for which holders have accepted the Change of Control Purchase Offer and Debentures which the Company has elected to exercise the 90% Redemption Right in accordance with this Section 7.01 shall become due and payable at the Total Offer Price on the Change of Control Purchase Date or on the date of exercise of the 90% Redemption Right, as applicable, and from and after the Change of Control Purchase Date or the date of exercise of the 90% Redemption Right, as applicable, if the money necessary to purchase or redeem the Debentures shall have been deposited as provided in this Section 7.01 and affidavits or other proofs satisfactory to the Canadian Trustee as to the sending of such notices shall have been lodged with it, interest on the Debentures shall cease to accrue. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Canadian Trustee, whose decision shall be final and binding upon all parties in interest.

(g) In case the holder of any Debenture to be purchased or redeemed in accordance with this Section 7.01 shall fail on or before the Change of Control Purchase Date or the date of exercise of the 90% Redemption Right, as applicable, so to surrender such holder’s Debenture or shall not within such time accept payment of the monies payable or give such receipt therefor, if any, as the Canadian Trustee may require, such monies may be set aside in trust without interest, either in the deposit department of the Canadian Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited upon surrender and delivery up of such holder’s Debenture. In the event that any money required to be deposited hereunder with the Canadian Trustee or any depositary or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years from the Change of Control Purchase Date, then such monies together with any accumulated interest thereon, or any distributions paid thereon, shall at the end of such period be paid over or delivered over by the Canadian Trustee, or such depositary or paying agent, to the Company and the Canadian Trustee shall not be responsible to Debentureholders for any amounts owing to them. Notwithstanding the foregoing, the Canadian Trustee will pay any remaining funds deposited hereunder on that date which is five years less one day after the Change of Control Purchase Date (the “Unclaimed Funds Return Date”) to the Company upon receipt from the Company of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Company prior to the Unclaimed Funds Return Date, the Company shall reimburse the Canadian Trustee for any amounts required to be paid by the Canadian Trustee to a holder of a Debenture pursuant to the Change of Control Purchase Offer or exercise of the 90% Redemption Right after the date of such payment of the remaining funds to the Company but prior to the Unclaimed Funds Return Date.

(h) Subject to the provisions above related to Debentures purchased in part, all Debentures redeemed and paid under this Section 7.01 shall forthwith be delivered to the Canadian Trustee and cancelled and no Debentures shall be issued in substitution therefor.

(i) A Debenture in respect of which a holder has accepted a notice in respect of a Change of Control Purchase Offer pursuant to the provisions of Section 7.01(a) may be surrendered for conversion only if such notice is withdrawn in accordance with this Supplemental Indenture.

Section 7.02 Make-Whole Amount. In addition to the requirements of Section 7.01 in respect of a Change of Control that occurs on or prior to the Maturity Date, the following provisions shall apply in respect of the occurrence of a Cash Change of Control (the “Make-Whole Premium”):

(a) Notwithstanding anything herein to the contrary, in the event of the occurrence of a Cash Change of Control and subject to regulatory approval, the Conversion Rate applicable to each Debenture that is surrendered for conversion, in accordance with this Article VII, at any time during the period that begins 10 Trading Days before the anticipated effective date of the Change of Control (the effective date of the Change of Control, referred to as the “Effective Date”) and ending at the close of business on the date that is 30 days after the date on which the Change of Control Purchase Offer in respect of the Cash Change of Control is sent to holders of the Debentures in accordance with Section 7.01 of this Supplemental Indenture (the “Cash Change of Control Conversion Period”) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 7.02, otherwise apply to such Debenture pursuant to this Article VII, plus that number of Freely Tradeable Common Shares equal to the Make-Whole Additional Shares; provided, however, that such increase to the Conversion Rate shall not apply if such Cash Change of Control is announced by the Company but not consummated. For the purposes of this Section 7.02, the “Change of Control Price” shall mean the price to be paid per Common Share in the transaction constituting the Change of Control.

(b) As used herein, “Make-Whole Additional Shares” shall mean, with respect to a Cash Change of Control, the number of additional Freely Tradeable Common Shares per $1,000 principal amount of Debentures constituting the Make-Whole Premium, determined by reference to the following table, which corresponds to the Effective Date and the Change of Control Price of such Cash Change of Control:

Make-Whole Premium Upon a Change of Control

(Number of Additional Common Shares per $1,000 Debenture)

	Effective Date
Change of Control Price	January 25, 2021	January 31, 2022	January 31, 2023	January 31, 2024	January 31, 2025
$3.10	107.5280	107.5280	107.5280	107.5280	107.5280
$4.00	71.5075	63.2600	54.1925	45.1400	35.4750
$5.25	46.0229	37.1790	26.5867	14.5143	0.9390
$6.50	32.8923	24.7277	14.8800	0.6031	0.0015
$8.00	24.1988	17.2100	9.0950	0.0063	—
$9.50	19.1347	13.2200	6.6600	—	—
$12.00	14.3058	9.7242	4.8742	—	—

The actual Change of Control Price and Effective Date may not be set out in the table, in which case:

(i) if the actual Change of Control Price on the Effective Date is between two Change of Control Prices in the table or the actual Effective Date is between two Effective Dates in the table, the Make-Whole Additional Shares will be determined by a straight-line interpolation between the Make-Whole Additional Shares set out for the two Change of Control Prices and the two Effective Dates in the table based on a 365-day year, as applicable;

(ii) if the Change of Control Price on the Effective Date exceeds $12.00 per Common Share, subject to adjustment as described below, the Make-Whole Additional Shares will be zero; and

(iii) if the Change of Control Price on the Effective Date is less than $3.10 per Common Share, subject to adjustment as described below, the Make-Whole Additional Shares will be zero.

(c) The Change of Control Prices set out in the table above will be adjusted as of any date on which the Conversion Price of the Debentures is adjusted. The adjusted Change of Control Prices will equal the Change of Control Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to the adjustment giving rise to the Change of Control Price adjustment. The number of Make-Whole Additional Shares set out in the table above will be adjusted in the same manner as the Conversion Price as set out in Section 9.05, other than by operation of an adjustment to the Conversion Rate as described in Section 7.02(a).

(d) Notwithstanding the foregoing, if the Date of Conversion of any Debentures occurs during the period beginning 10 Trading Days before the anticipated Effective Date and ending at the close of business on the Effective Date, the holders of such Debentures shall, on conversion of their Debentures, only be entitled to that number of Freely Tradeable Common Shares to which they would otherwise have been entitled to (the “Base Shares”) at the Conversion Price that would then have been in effect but for the Cash Change of Control and will receive any Make-Whole Additional Shares on the Business Day immediately following the Effective Date and, for greater certainty, only if the Change of Control occurs. If a Cash Change of Control does not occur, then the Base Shares shall be issued in accordance with the terms of the Indenture applicable to a conversion of Debentures otherwise than during the Cash Change of Control Conversion Period, including without limitation at the then applicable Conversion Price and no Make-Whole Additional Shares will be issued.

(e) Section 7.02(d) hereof shall apply to any conversion of Debentures for which Make-Whole Additional Shares are issuable, and, for greater certainty, the former Debentureholders in respect of which the Make-Whole Additional Shares are issuable shall be entitled to receive and shall accept, in lieu of the Make-Whole Additional Shares, the number of shares or other securities or cash or other property of the Company or of the Person or other entity resulting from the transaction that constitutes the Cash Change of Control that such holders would have been entitled to receive if such holders had been the registered holders of the applicable number of Make-Whole Additional Shares on the Effective Date.

(f) Except as otherwise provided in this Section 7.02, all other provisions of this Supplemental Indenture applicable to a conversion of Debentures shall apply to a conversion of Debentures during the Cash Change of Control Conversion Period.

ARTICLE VIII

MODIFICATIONS AND AMENDMENTS

Section 8.01 Modifications and Amendments Without Consent of Debentureholders. In addition to the matters described in Section 10.01 of the Original Indenture, the Company and the Trustees may from time to time and at any time enter into an indenture, supplemental indenture or amendment to this Supplemental Indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Debentureholders to make provisions with respect to the conversion of the Debentures as required by Section 9.05, and to provide for succession as contemplated in Article X of the Original Indenture.

Any indenture, supplemental indenture or amendment to this Supplemental Indenture authorized by the provisions of this Section 8.01 may be executed by the Company and the Trustees without the consent of the Debentureholders, notwithstanding any of the provisions of Section 8.03 or Section 10.02 of the Original Indenture.

Section 8.02 Exchange Approval. Any indenture, supplemental indenture or amendment to this Supplemental Indenture pursuant to this Article VIII will be subject to the approval of the Toronto Stock Exchange.

Section 8.03 Modifications and Amendments With Consent of Debentureholders. With the consent (evidenced as provided in Section 8.01 of the Original Indenture or in accordance with the procedures of the Depositary) of the holders of at least a majority of outstanding principal amount of the Debentures (determined in accordance with Article IX of the Original Indenture and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures), the Company, when authorized by a resolution of the Board of Directors and the Trustees, at the Company’s expense, may from time to time enter into an indenture, supplemental indenture or amendment to this Supplemental Indenture or the Debentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplemental Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided, however, that in addition to the matters described in the proviso to Section 10.02 of the Original Indenture, with respect to the Debentures, no such amendment shall, without the consent of each Debentureholder affected hereby:

(a) make any change that impairs or adversely affects the conversion rights of any Debentures;

(b) reduce any amount payable upon redemption or repurchase of any Debenture (including the Redemption Price) or change the time at which or circumstances under which the Debentures may or shall be redeemed or repurchased; or

(c) reduce the Redemption Price of any Debenture or amend or modify in any manner adverse to the holders of the Debentures the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

ARTICLE IX

CONVERSION OF DEBENTURES

Section 9.01 Applicability of Article. The Debentures will be convertible into Common Shares on or prior to the close of business on the earlier of (i) the last Business Day immediately preceding the Maturity Date; or (ii) if the Debentures are called for redemption, on the last Business Day immediately preceding the Redemption Date.

Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 9.06.

Section 9.02 Expiry of Conversion Privilege. In the event that the Company has specified a date for the redemption of a Debenture, notice of the expiry of the conversion privileges of such Debenture shall be given to the Debentureholders by or on behalf of the Company, not more than 60 days and not less than 30 days prior to the date fixed for the Time of Expiry. A Debenture in respect of which a holder has accepted a notice in respect of a Change of Control Purchase Offer pursuant to the provisions of Section 7.01(a) may be surrendered for conversion only if such notice is withdrawn in accordance with this Supplemental Indenture.

Section 9.03 Revival of Right to Convert. If the redemption of any Debenture called for redemption by the Company is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Company to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided that the right to convert the Debentures has not terminated pursuant to Section 9.01, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Company’s offer, respectively.

Section 9.04 Manner of Exercise of Right to Convert.

(a) The holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares shall surrender such Debenture to the Canadian Trustee at either of its principal offices in the City of Calgary, Alberta or the City of Toronto, Ontario with respect to the Canadian Trustee, together with the Notice of Conversion attached hereto as Exhibit B, in either case duly executed by the holder or its executors or administrators or other legal representatives or its or their attorney duly appointed by an instrument in writing in form and executed in a manner reasonably satisfactory to the Canadian Trustee, exercising its right to convert such Debenture in accordance with the provisions of this Article; provided that with respect to a Global Debenture, the obligation to surrender a Debenture to the Canadian Trustee shall be satisfied if the Canadian Trustee makes notation on the Global Debenture of the principal amount thereof so converted and the Canadian Trustee is provided with all other documentation which it may reasonably request. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Canadian Trustee, its nominee(s) or assignee(s) shall be entitled to be entered in the books of the Company as at the Date of Conversion (or such later date as is specified in Section 9.04(b)) as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Company shall deliver to such Debentureholder or, subject as aforesaid, its nominee(s) or assignee(s), such Freely Tradeable Common Shares and make or cause to be made any payment of interest with respect to such Debentures in accordance with Section 9.04(e) hereof.

(b) For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion, and the holder converting the Debentures will become the holder of record of Common Shares, on the date (herein called the “Date of Conversion”) on which the Debenture is so surrendered when the register of the Canadian Trustee is open and in accordance with the provisions of this Article or, in the case of a Global Debenture which the Canadian Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Canadian Trustee at one of its offices specified in Section 9.04(a); provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

(c) Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article and all references in this Supplemental Indenture to conversion of Debentures shall be deemed to include conversion of such parts.

(d) The holder of any Debenture of which only a part is converted shall, upon the exercise of its right of conversion surrender such Debenture to the Canadian Trustee in accordance with Section 9.04(b), and the Canadian Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to a Global Debenture, the Depositary shall make notations on the Global Debentures of the principal amount thereof so converted.

(e) The Conversion Price will not be adjusted for accrued interest. The holder of a Debenture surrendered for conversion in accordance with this Section 9.04 shall be entitled (subject to Section 9.04(f)) to receive accrued and unpaid interest in respect thereof, in cash, up to but excluding the Date of Conversion and the Common Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to Section 9.04(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

(f) In respect to Debentures surrendered for conversion during the period from the close of business on any Interest Record Date to the opening of business on the next succeeding Interest Payment Date, the Debentureholder on the Interest Record Date will receive the semi-annual interest payable on such Debentures on the corresponding Interest Payment Date.

(g) Notwithstanding any other provisions of this Supplemental Indenture, if a Debenture is surrendered for conversion on an Interest Payment Date or after the Interest Record Date but before the Interest Payment Date, the person or persons entitled to receive Common Shares in respect of the Debenture so surrendered for conversion shall not become the holder or holders of record of such Common Shares until the Business Day following such Interest Payment Date.

(h) A Debenture in respect of which a holder has accepted a notice in respect of a Change of Control Purchase Offer pursuant to the provisions of Section 7.01(a) may be surrendered for conversion only if such notice is withdrawn in accordance with this Supplemental Indenture.

Section 9.05 Adjustment of Conversion Price. The Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a) If and whenever at any time prior to the Time of Expiry the Company shall (i) subdivide or redivide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends or distributions in the form of Common Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Common Shares), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted immediately after such effective date or such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such effective date or record date, as applicable, by a fraction, of which the numerator shall be the total number of Common Shares outstanding prior to such effective date or record as applicable date, and of which the denominator shall be the total number of Common Shares resulting from such subdivision, redivision, reduction, combination or consolidation or issuance of Common Shares by way of a dividend or distribution, as the case may be. Such adjustment shall be made successively whenever any event referred to in this Section 9.05(a) shall occur. Any such issue of Common Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Common Shares under subsections (c) and (d) of this Section 9.05.

(b) If and whenever at any time prior to the Time of Expiry the Company shall fix a record date for the payment of a cash dividend or distribution to the holders of all or substantially all of the outstanding Common Shares in respect of any Applicable Period, the Conversion Price shall be adjusted immediately after such record date so that it shall be equal to the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the denominator shall be the Current Market Price per Common Share on such record date and of which the numerator shall be the Current Market Price per Common Share on such record date minus the amount in cash per Common Share distributed to holders of Common Shares. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such cash dividend or distribution is not paid, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

(c) If and whenever at any time prior to the Time of Expiry the Company shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the then Current Market Price of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

(d) If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in Section 9.05(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Company with or into any other Person or other entity or acquisition of the Company or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Company) or other entity or a liquidation, dissolution or winding-up of the Company, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, binding share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Company or of the Person or other entity resulting from such consolidation, amalgamation, arrangement, merger, binding share exchange, acquisition or combination, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, binding share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the Board of Directors, to give effect to or to evidence the provisions of this Section 9.05(d), the Company, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, binding share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Supplemental Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Supplemental Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any cash, shares or other securities or property to which a holder of Debentures is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Company and the Canadian Trustee pursuant to the provisions of this Section 9.05(d) shall be a supplemental indenture entered into pursuant to the provisions of Article VIII. Any indenture entered into between the Company, any successor to the Company or such purchasing Person or other entity and the Canadian Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 9.05(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, share exchanges, acquisitions, combinations, sales or conveyances. For greater certainty, nothing in this Section 9.05(d) shall affect or reduce the requirement for any Person to make a Change of Control Purchase Offer or to pay the Make-Whole Premium in accordance with Section 7.02, and notice of any transaction to which this Section 9.05(d) applies shall be given in accordance with Section 9.10.

(e) If the Company shall make a distribution to all holders of Common Shares of shares in the capital of the Company, other than Common Shares, or evidences of indebtedness or other assets of the Company, including securities (but excluding (i) any issuance of rights or warrants for which any adjustment was made pursuant to Section 9.05(c), and (ii) any dividend or distribution paid exclusively in cash) (the “Distributed Securities”), then in each such case (unless the Company distributes such Distributed Securities to the Debentureholders on such dividend or distribution date (as if each holder had converted such Debenture into Common Shares immediately preceding the record date with respect to such distribution)) the Conversion Price in effect immediately preceding the ex-distribution date fixed for the dividend or distribution shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately preceding such ex-distribution date by a fraction of which the denominator shall be the 5 day VWAP for the Common Shares immediately prior to the ex-distribution date and of which the numerator shall be the 5 day VWAP for the Common Shares for the first 5 Trading Days that occur immediately after the ex-distribution date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective 5 Business Days immediately after the ex-distribution date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Common Shares consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Securities”), the Conversion Price shall be adjusted, unless the Company makes an equivalent distribution to the Debentureholders, so that the same shall be equal to the rate determined by multiplying the Conversion Price in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the sum of (i) the VWAP for the 20 consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the Toronto Stock Exchange, or such other national or regional exchange or market on which the Common Shares are then listed or quoted and (ii) the product of (A) the volume weighted average price (calculated in substantially the same way as the Current Market Price is calculated for the Common Shares) over the Spinoff Valuation Period of the Spinoff Securities or, if no such prices are available, the fair market value of the Spinoff Securities as reasonably determined by the Board of Directors (which determination, subject to the TSX approval of, shall be conclusive and shall be evidenced by an Officers’ Certificate delivered to the Canadian Trustee) multiplied by (B) the number of Spinoff Securities distributed in respect of one Common Share and the numerator of which shall be the VWAP over the Spinoff Valuation Period, such adjustment to become effective immediately preceding the opening of business on the 25th Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each holder of Debentures shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such holder of Debentures would have received if such Debentures had been converted on the record date with respect to such distribution.

(f) If any issuer bid made by the Company or any of its Subsidiaries for all or any portion of Common Shares shall expire, then, if the issuer bid shall require the payment to shareholders of consideration per Common Share having a fair market value (determined as provided below) that exceeds the Current Market Price per Common Share on the last date (the “Expiration Date”) tenders could have been made pursuant to such issuer bid (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately preceding the close of business on the Expiration Date by a fraction of which (i) the denominator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined by the Board of Directors, whose determination, subject the TSX approval, shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Canadian Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Common Shares validly tendered and not withdrawn as of the Expiration Time (the Common Shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Common Shares”) and (B) the product of the number of Common Shares outstanding (less any Purchased Common Shares and excluding any Common Shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per Common Share on the Expiration Date and (ii) the numerator of which shall be the product of the number of Common Shares outstanding (including Purchased Common Shares but excluding any Common Shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per Common Share on the Expiration Date, such adjustment to become effective immediately preceding the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase Common Shares pursuant to any such issuer bid, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of Common Shares actually purchased, if any. If the application of this clause (f) of Section 9.05 to any issuer bid would result in a decrease in the Conversion Price, no adjustment shall be made for such issuer bid under this clause (f).

For purposes of this Section 9.05(f), the term “issuer bid” shall mean an issuer bid under Canadian Securities Legislation (other than an issuer bid which is exempt from the requirements of Part 2 of MI 62-104) or a take-over bid (other than an take-over bid which is exempt from the requirements of Part 2 of MI 62-104) under Canadian Securities Legislation by a Subsidiary of the Company for the Common Shares and all references to “purchases” of Common Shares in issuer bids (and all similar references) shall mean and include the purchase of Common Shares in issuer bids and all references to “tendered Common Shares” (and all similar references) shall mean and include Common Shares tendered in issuer bids.

(g) In any case in which this Section 9.05 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 9.05(g), have become the holder of record of such additional Common Shares pursuant to Section 9.04(b).

(h) The adjustments provided for in this Section 9.05 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 9.05(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(i) For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Company shall not be counted.

(j) In the event of any question arising with respect to the adjustments provided in this Section 9.05, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Company and acceptable to the Canadian Trustee (who may be the Auditors of the Company); such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company, the Canadian Trustee, and the Debentureholders.

(k) In case the Company shall take any action affecting the Common Shares other than action described in this Section 9.05, which in the opinion of the Board of Directors, would materially affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the Board of Directors, subject to the prior written consent of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed (if required), as the Board of Directors, in its sole discretion may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(l) Subject to the prior written consent of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed, if required, no adjustment in the Conversion Price shall be made in respect of any event described in Section 9.05(a), Section 9.05(b), Section 9.05(c), Section 9.05(e) or Section 9.05(f) other than the events described in Section 9.05(a)(i) or Section 9.05(a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

(m) Except as stated above in this Section 9.05, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Common Shares at less than the Current Market Price for such Common Shares on the date of issuance or the then applicable Conversion Price.

Section 9.06 No Requirement to Issue Fractional Common Shares. The Company shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures, the Company shall, in lieu of delivering any such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price.

Section 9.07 Company to Reserve Common Shares. The Company covenants with the Canadian Trustee that it will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue upon conversion of Debentures as in this Article provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Company covenants with the Canadian Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

Section 9.08 Cancellation of Converted Debentures. Subject to the provisions of Section 9.04 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Canadian Trustee and no Debenture shall be issued in substitution for those converted.

Section 9.09 Certificate as to Adjustment. The Company shall from time to time promptly after the occurrence of any event which requires an adjustment or readjustment as provided in Section 9.05, deliver an Officers’ Certificate to the Canadian Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Company and acceptable to the Canadian Trustee (who may be the Auditors of the Company) and shall be conclusive and binding on all parties in interest. When so approved, the Company shall forthwith give notice to the Debentureholders in the manner provided in Section 13.03 of the Original Indenture specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Company has given notice under this Section 9.09 to the Canadian Trustee covering all the relevant facts in respect of such event and if the Canadian Trustee approves, no such notice to the Debentureholders need be given under this Section 9.09.

Section 9.10 Notice of Special Matters. The Company covenants with the Canadian Trustee that so long as any Debenture remains outstanding, it will give notice to the Canadian Trustee, and to the Debentureholders in the manner provided in Section 13.03 of the Original Indenture, of its intention to fix a record date for any event referred to in Section 9.05(a), (b), (c) or (e) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than fourteen (14) days in each case prior to such applicable record date.

In addition, the Company covenants with the Canadian Trustee that so long as any Debenture remains outstanding, it will give notice to the Canadian Trustee, and to the Debentureholders in the manner provided in the Original Indenture, at least 30 days prior to the (i) effective date of any transaction referred to in Section 9.05(d) stating the consideration into which the Debentures will be convertible after the effective date of such transaction, and (ii) Expiration Date of any transaction referred to in Section 9.05(f) stating the consideration paid per Common Share in such transaction.

Section 9.11 Protection of Trustees. Subject to Section 7.01 of the Original Indenture, the Trustees:

(a) shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b) shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(c) shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article.

Section 9.12 Contractual Right of Rescission. In the event that the prospectus of the Company qualifying the distribution of the Common Shares issuable upon the conversion of the Debentures (including the documents incorporated by reference therein) or any amendment thereto (the “Prospectus”), contains a misrepresentation (as defined under Canadian Securities Legislation) or was not delivered to a purchaser of Debentures in accordance with Canadian Securities Legislation, holders of the Debentures that have exercised the conversion privilege described in this Article IX and converted their Debentures into Common Shares will have a contractual right of rescission against the Company entitling them to receive from the Company, upon surrender to the Company of the Common Shares issued upon such conversion, the amount paid for the Debentures, provided that such right of rescission is exercised within 180 days of the date of the purchase of the Debentures under the Prospectus. The foregoing contractual right of rescission shall be subject to the defences described under the Securities Act (Alberta), which is incorporated herein by reference, mutatis mutandis, and any other defence or defences available to the Company under Canadian Securities Legislation. No action shall be commenced to enforce the foregoing right of rescission more than 180 days after the date of purchase of the Debentures under the Prospectus. The Canadian Trustee shall not be responsible for ensuring the Debentures are returned to the holder. In such cases, the holder shall seek a return directly from the Canadian and subsequently, the Company, upon surrender to the Company or the Canadian Trustee of any underlying Common Shares or other securities that may have been issued, or such other procedure as agreed to by the parties hereto, shall instruct the Canadian Trustee in writing, to cancel the conversion transaction and any such underlying Common Shares or other securities on the register, which may have already been issued upon the conversion. In the event that any payment is received from the Company by virtue of the holder being a shareholder for such Common Shares that were subsequently rescinded, such payment must be returned to the Company by such holder. The Canadian Trustee shall not be under any duty or obligation to take any steps to ensure or enforce the return of the funds pursuant to this section, nor shall the Canadian Trustee be in any other way responsible in the event that any payment is not delivered or received pursuant to this section.

ARTICLE X

OPTIONAL REDEMPTION OF THE DEBENTURES BY THE COMPANY

Section 10.01 Applicability of Article. Subject to regulatory approval and Article XIII, the Debentures will be redeemable in accordance with the terms of this Article X, provided that the Debentures will not be redeemable before January 31, 2024, except pursuant to Section 7.01(b). On and after January 31, 2024 and prior to January 31, 2025 provided that the Current Market Price at the time the Redemption Notice is given at least 125% of the Conversion Price, the Debentures may be redeemed at the option of the Company in whole or in part from time to time on notice as provided for in Section 10.03 at the Redemption Price. On and after January 31, 2025 and prior to the Maturity Date, the Debentures may be redeemed at the option of the Company in whole or in part from time to time on notice as provided for in Section 10.03 at the Redemption Price. The Redemption Notice for the Debentures shall be substantially in the form of Exhibit C. Subject to Section 10.06, in connection with the redemption of the Debentures, the Company may, at its option, elect to satisfy its obligation to pay all or a portion of the Redemption Price of the Debentures to be redeemed by issuing and delivering to the holders of such Debentures Freely Tradeable Common Shares. If the Company elects to exercise such option, it shall so specify and provide details in the Redemption Notice.

Section 10.02 Partial Redemption. If less than all the Debentures being outstanding are at any time to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of such Debentures are being redeemed by the payment of Freely Tradeable Common Shares pursuant to Section 10.06, the Debentures to be so redeemed shall be selected by the Canadian Trustee on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder or in such other manner as the Canadian Trustee deems equitable, subject to the approval of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed, as may be required from time to time. No Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Canadian Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding that as a result thereof one or more of such Debentures may become subject to redemption in part only or for cash only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, the Company shall execute and the Canadian Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Depositary shall make notations on the Global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article X shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

Section 10.03 Notice of Redemption. Notice of redemption (the “Redemption Notice”) of any Debentures shall be given to the holders of the Debentures so to be redeemed not more than 60 days nor less than 30 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in the Original Indenture. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice shall specify:

(a) the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder); and

(b) in the case of a Global Debenture or Book Based Only Debenture, that the redemption will take place in such manner as may be agreed upon by the Depositary, the Canadian Trustee and the Company.

Section 10.04 Debentures Due on Redemption Dates. Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem, or the Common Shares to be issued to redeem, such Debentures shall have been deposited as provided in Section 10.05 and affidavits or other proof satisfactory to the Canadian Trustee as to the sending of such notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Canadian Trustee, whose decision shall be final and binding upon all parties in interest.

Section 10.05 Deposit of Redemption Monies or Common Shares. Redemption of Debentures shall be provided for by the Company depositing with the Canadian Trustee or any paying agent to the order of the Canadian Trustee in accordance with Section 7.17 of the Original Indenture, on or before 11:00 a.m. (Calgary time) on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money, or Common Shares, or both as the case may be, as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, provided the Company may elect to satisfy this requirement by providing the Canadian Trustee with a certified cheque or wire transfer for such amounts required under this Section 10.05 post-dated to the Redemption Date. The Company shall also deposit with the Canadian Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Canadian Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, or certificates so deposited, or both, the Canadian Trustee shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption.

Section 10.06 Right to Repay Redemption Price in Common Shares.

(a) Subject to the receipt of any required regulatory approvals, the provisions governing the Debentures and the other provisions of this Section 10.06, the Company may, at its option and subject to regulatory approval, in exchange for or in lieu of paying the Redemption Price in money, elect to satisfy its obligation to pay all or any portion of the Redemption Price by issuing and delivering to holders on the Redemption Date that number of Freely Tradeable Common Shares obtained by dividing the Redemption Price (or applicable portion thereof to be satisfied by the issuance and delivery of Freely Tradeable Common Shares) by 95% of the Current Market Price of the Common Shares on the Redemption Date (the “Common Share Redemption Right”).

(b) The Company shall exercise the Common Share Redemption Right by so specifying in the Redemption Notice and shall also specify the aggregate principal amount of Debentures in respect of which it is exercising the Common Share Redemption Right in such notice.

(c) The Company’s right to exercise the Common Share Redemption Right shall be conditional upon the following conditions being met on the Business Day preceding the Redemption Date:

(i) the issuance of the Common Shares on the exercise of the Common Share Redemption Right shall be made in accordance with Canadian Securities Legislation and U.S. Securities Laws and such Common Shares shall be issued as Freely Tradeable Common Shares;

(ii) such additional Freely Tradeable Common Shares shall be listed on a stock exchange on which the Common Shares are then listed, which may be the Toronto Stock Exchange or a National Securities Exchange or quoted in an inter-dealer quotation system of any registered national securities association;

(iii) the Company shall be a reporting issuer in good standing under Canadian Securities Legislation in all jurisdictions in which the Company is a reporting issuer on such date;

(iv) no Event of Default shall have occurred and be continuing;

(v) the Trustees shall have received an Officers’ Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the Redemption Date; and

(vi) the Trustees shall have received an Opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Supplemental Indenture in payment of the Redemption Price, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where certificates are not issued.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Redemption Date, the Company shall pay the Redemption Price in cash in accordance with Section 2.07 unless the Debentureholder waives the conditions which are not satisfied. The Company may not change the form of components or percentage of consideration to be paid for the Debentures except as described in the preceding sentence. When the Company determines the actual number of the Common Shares to be issued pursuant to the Company’s exercise of its Common Share Redemption Right, it will issue a press release on a national newswire disclosing the Current Market Price and such actual number of Common Shares or otherwise provide notice directly to the holders of Debentures.

(d) In the event that the Company duly exercises its Common Share Redemption Right, the Company shall on or before 11:00 a.m. (Calgary time) on the Business Day immediately prior to the Redemption Date make the delivery to the Canadian Trustee for delivery to and on account of the holders, of Freely Tradeable Common Shares to which such holders are entitled.

(e) Upon presentation and surrender of the Debentures for payment on the Redemption Date, at any place where a register is maintained pursuant to Article III or any other place specified in the Redemption Notice, the Canadian Trustee, upon receipt of funds from the Company, shall pay the Debentureholders the Redemption Price in cash or Freely Tradeable Shares, or a combination thereof, as applicable.

(f) No fractional Freely Tradeable Common Shares shall be delivered upon the exercise of the Common Share Redemption Right but, in lieu thereof, the Company shall pay to the Canadian Trustee for the account of the holders, the cash equivalent thereof determined on the basis of the relevant fraction of the Current Market Price of a whole Common Share on the Redemption Date (less any tax required to be deducted, if any).

(g) A holder shall be treated as the shareholder of record of the Freely Tradeable Common Shares issued on due exercise by the Company of its Common Share Redemption Right effective immediately after the close of business on the Redemption Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including distributions and dividends in kind) thereon and arising thereafter, and in the event that the Canadian Trustee receives the same, it shall hold the same in trust for the benefit of such holder.

(h) The Company shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Company’s Common Share Redemption Right as provided herein, and shall issue to Debentureholders to whom Freely Tradeable Common Shares will be issued pursuant to exercise of the Common Share Redemption Right, such number of Freely Tradeable Common Shares as shall be issuable in such event. All Freely Tradeable Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(i) The Company shall comply with all Canadian Securities Legislation and U.S. Securities Laws regulating the issue and delivery of Freely Tradeable Common Shares upon exercise of the Common Share Redemption Right and shall cause to be listed and posted for trading such Common Shares on each stock exchange on which the Common Shares are then listed.

(j) If less than all the Debentures outstanding at any time are to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of the Debentures being redeemed are being redeemed by the payment of Freely Tradeable Common Shares, the Debentures to be so redeemed will be selected by the Canadian Trustee on a pro rata basis or in such other manner as the Canadian Trustee deems equitable.

(k) The Company shall from time to time promptly pay, or make provision satisfactory to the Trustees for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, withholding tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Freely Tradeable Common Shares to holders upon exercise of the Common Share Redemption Right pursuant to the terms of the Debentures and of this Supplemental Indenture.

(l) If the Company elects to satisfy its obligation to pay all or any portion of the Redemption Price by issuing Freely Tradeable Common Shares in accordance with this Section 10.06 and if the Redemption Price (or any portion thereof) to which a holder is entitled is subject to withholding taxes and the amount of the cash payment of the Redemption Price, if any, is insufficient to satisfy such withholding taxes, the Canadian Trustee, on the Written Direction of the Company but for the account of the holder, shall sell, through the investment banks, brokers or dealers selected by the Company, out of the Freely Tradeable Common Shares issued by the Company for this purpose, such number of Freely Tradeable Common Shares that together with the cash payment of the Redemption Price, if any, is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Company to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

Section 10.07 Failure to Surrender Debentures Called for Redemption. In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date so to surrender such holder’s Debenture, or shall not within such time accept payment of the redemption monies payable, or take delivery of Freely Tradeable Common Shares issuable in respect thereof, or give such receipt therefor, if any, as the Canadian Trustee may require, such redemption monies may be set aside in trust, or such Freely Tradeable Common Shares may be held in trust without interest, either in the deposit department of the Canadian Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum or Freely Tradeable Common Shares so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited, or take delivery of the Freely Tradeable Common Shares so deposited, or both, upon surrender of such holder’s Debentures or such holder’s acceptance of the Redemption Price, as the case may be. In the event that any money, or Freely Tradeable Common Shares, required to be deposited hereunder with the Canadian Trustee or any depositary or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of five years less one day from the Redemption Date, then such monies or Freely Tradeable Common Shares, together with any accumulated interest thereon or any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Canadian Trustee or such depositary or paying agent to the Company on its demand, and thereupon the Canadian Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money or shares was so repaid to the Company shall have no rights in respect thereof except to obtain payment of the money or shares due from the Company, subject to any limitation period provided by the laws of Alberta. Notwithstanding the foregoing, the Canadian Trustee will pay any remaining funds prior to the expiry of six years after the Redemption Date to the Company upon receipt from the Company, of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Company prior to the expiry of five years less one day after the Redemption Date, the Company shall reimburse the Canadian Trustee for any amounts required to be paid by the Canadian Trustee to a holder of a Debenture pursuant to the redemption after the date of such payment of the remaining funds to the Company but prior to five years less one day after the redemption.

Section 10.08 Cancellation of Debentures Redeemed. Subject to the provisions of Section 10.02 and Section 2.06 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article X shall forthwith be delivered to the Canadian Trustee and cancelled and no Debentures shall be issued in substitution for those redeemed.

ARTICLE XI

COMMON SHARE PAYMENT RIGHTS

Section 11.01 Common Share Interest Payment Election.

(a) Provided that the Company is not in default under the Indenture and that all applicable regulatory approvals have been obtained (including any required approval of any stock exchange on which the Debentures or Common Shares are then listed), the Company shall have the right, from time to time (including following conversion, at the time of redemption or at the time of maturity), to make a Common Share Interest Payment Election in respect of all or any part of any Interest Obligation by delivering a Common Share Interest Payment Election Notice to the Canadian Trustee no later than the earlier of (i) the date required by applicable law or the rules of any stock exchange on which the Debentures or Common Shares are then listed, and (ii) the day which is 15 Business Days prior to the applicable payment date to which the Common Share Interest Payment Election relates.

(b) Upon receipt of a Common Share Interest Payment Election Notice, the Canadian Trustee shall, in accordance with this Section 11.01 and such Common Share Interest Payment Election Notice, deliver Common Share Bid Requests to the investment banks, brokers or dealers identified by the Company, in its absolute discretion, in the Common Share Interest Payment Election Notice. In connection with the Common Share Interest Payment Election, the Canadian Trustee shall have the power to: (i) accept delivery of the Common Shares from the Company and process the Common Shares in accordance with the Common Share Interest Payment Election Notice; (ii) accept bids with respect to, and consummate sales of, such Common Shares, each as the Company shall direct in its absolute discretion through the investment banks, brokers or dealers identified by the Company in the Common Share Interest Payment Election Notice; (iii) invest the proceeds of such sales on the direction of the Company in Government Obligations which mature prior to an applicable payment date and use such proceeds to satisfy the Interest Obligation in respect of which the Common Share Interest Payment Election was made; and (iv) perform any other action necessarily incidental thereto as directed by the Company in its absolute discretion. The Common Share Interest Payment Election Notice shall direct the Canadian Trustee to solicit and accept only, and each Common Share Bid Request shall provide that the acceptance of any bid is conditional on the acceptance of, sufficient bids to result in aggregate proceeds from such issue and sale of Common Shares which, together with the cash payments by the Company in respect to such Interest Obligations and in lieu of fractional Common Shares, if any, equal the applicable Interest Obligation on the Common Share Delivery Date.

(c) The Common Share Interest Payment Election Notice shall provide for, and all bids shall be subject to, the right of the Company, by delivering written notice to the Canadian Trustee at any time prior to the consummation of such delivery and sale of the Common Shares on the Common Share Delivery Date, to withdraw all or part of the Common Share Interest Payment Election (which shall have the effect of withdrawing each related Common Share Bid Request), whereupon the Company shall be obliged to pay in cash the Interest Obligation in respect of the amount withdrawn from the Common Share Interest Payment Election Notice originally delivered.

(d) Any sale of Common Shares pursuant to this Section 11.01 may be made to one or more Persons whose bids are solicited, but all such sales with respect to a particular Common Share Interest Payment Election shall take place concurrently on the Common Share Delivery Date.

(e) The amount received by a holder of a Debenture in respect of the Interest Obligation or the entitlement thereto will not be affected by whether or not the Company elects to satisfy all or part of the Interest Obligation pursuant to a Common Share Interest Payment Election.

(f) The Canadian Trustee shall inform the Company promptly following receipt of any bid or bids for Common Shares solicited pursuant to the Common Share Bid Requests. The Canadian Trustee shall accept such bid or bids as the Company, in its absolute discretion, shall direct by Written Direction of the Company, provided that the aggregate proceeds of all sales of Common Shares resulting from the acceptance of such bids, together with the amount of any cash payments by the Company in respect to such Interest Obligations and in lieu of any fractional Common Shares, on the Common Share Delivery Date, must be equal to, subject to (d) above, the related Common Share Interest Payment Election Amount in connection with any bids so accepted, and the Company, the Canadian Trustee (if required by the Company in its absolute discretion) and the applicable bidders shall, not later than the Common Share Delivery Date, enter into Common Share Purchase Agreements and shall comply with all Canadian Securities Legislation and U.S. Securities Laws, including the securities rules and regulations of any stock exchange on which the Debentures or Common Shares are then listed. The Company shall pay all fees and expenses in connection with the Common Share Purchase Agreements including the fees and commissions charged by the investment banks, brokers and dealers and the fees of the Trustees.

(g) Provided that: (i) all conditions specified in each Common Share Purchase Agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the Common Shares to be sold thereunder against payment of the purchase price thereof; and (ii) the purchasers under each Common Share Purchase Agreement shall be ready, willing and able to perform thereunder, in each case on the Common Share Delivery Date, the Company shall, on the Common Share Delivery Date, deliver to the Canadian Trustee the Common Shares to be sold on such date, together with the amount of any cash payments by the Company in respect to such Interest Obligations and in lieu of any fractional Common Shares and an Officers’ Certificate to the effect that all conditions precedent to such sales, including those set forth in this Supplemental Indenture and in each Common Share Purchase Agreement, have been satisfied. Upon such deliveries, the Canadian Trustee shall consummate such sales on such Common Share Delivery Date by the delivery of the Common Shares to such purchasers against payment to the Canadian Trustee in immediately available funds of the purchase price therefor in an aggregate amount equal to the Common Share Interest Payment Election Amount.

(h) The Canadian Trustee shall, on the Common Share Delivery Date, use the sale proceeds of the Common Shares (together with the amount of any cash payments by the Company in respect of such Interest Obligation and in lieu of any fractional Common Shares) to purchase, on the direction of the Company in writing, Government Obligations which mature prior to the applicable payment date and which the Canadian Trustee is required to hold until maturity (the “Common Share Proceeds Investment”) and shall, on such date, deposit the balance, if any, of such sale proceeds in an account established by the Company (and which shall be maintained by and subject to the control of the Canadian Trustee) (the “Interest Account”) for such Debentures. The Canadian Trustee shall hold such Common Share Proceeds Investment (but not income earned thereon) under its exclusive control in an irrevocable trust for the benefit of the holders of the Debentures. At least one Business Day prior to the Interest Payment Date, the Canadian Trustee shall deposit amounts from the proceeds of the Common Share Proceeds Investment in the Interest Account to bring the balance of the Interest Account to the Interest Obligation. On the Interest Payment Date, the Canadian Trustee shall pay the funds held in the Interest Account and any interest to be paid with cash to the holders of record of the Debentures on the Interest Payment Date (less any tax required to be deducted, if any) and, provided that there is no Event of Default, shall remit amounts, if any, in respect of income earned on the Common Share Proceeds Investment or otherwise in excess of the Common Share Interest Payment Election Amount to the Company.

(i) Neither the making of a Common Share Payment Election nor the consummation of sales of Common Shares on a Common Share Delivery Date shall (i) result in the holders of the Debentures not being entitled to receive on the applicable payment date cash in an aggregate amount equal to the Interest Obligation payable on such date or (ii) entitle such holders to receive any Common Shares in satisfaction of such Interest Obligation.

Section 11.02 Right to Repay Principal Amount and Accrued Interest Thereon at Maturity in Common Shares.

(a) Subject to the receipt of any required regulatory approvals and the other provisions of this Section 11.02, the Company may, at its option, in exchange for or in lieu of repaying the Debentures in money, elect to satisfy its obligation to repay the principal amount of all or any portion of the principal amount of the Debentures outstanding together with all accrued and unpaid interest thereon which is not paid in cash on the Maturity Date, by issuing and delivering to holders on the Maturity Date of such Debentures that number of Freely Tradeable Common Shares obtained by dividing the principal amount of the Debentures (or applicable portion thereof to be satisfied by the issuance and delivery of Freely Tradeable Common Shares) together with all accrued and unpaid interest thereon not otherwise paid in cash by 95% of the Current Market Price of the Common Shares on the Maturity Date (the “Common Share Repayment Right”).

(b) The Company shall exercise the Common Share Repayment Right by so specifying in the Maturity Notice, which shall be delivered to the Canadian Trustee and the Debentureholders not more than 60 days and not less than 30 days prior to the Maturity Date, and which shall also specify the aggregate principal amount of Debentures in respect of which it is exercising the Common Share Repayment Right and the applicable interest to be paid pursuant to this Section 11.02 on the Maturity Date.

(c) The Company’s right to exercise the Common Share Repayment Right shall be conditional upon the following conditions being met on the Business Day preceding the Maturity Date:

(i) the issuance of the Common Shares on the exercise of the Common Share Repayment Right shall be made in accordance with Canadian Securities Legislation and U.S. Securities Laws, and such Common Shares shall be issued as Freely Tradeable Common Shares;

(ii) such additional Freely Tradeable Common Shares shall be listed on a stock exchange on which the Common Shares are then listed, the Toronto Stock Exchange or a National Securities Exchange or quoted in an inter-dealer quotation system of any registered national securities association;

(iii) the Company shall be a reporting issuer in good standing under Canadian Securities Legislation in all jurisdictions in which the Company is a reporting issuer as of such date;

(iv) no Event of Default shall have occurred and be continuing;

(v) the Trustees shall have received an Officers’ Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the Maturity Date; and

(vi) the Trustees shall have received an Opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Supplemental Indenture in payment of the principal amount of the Debentures outstanding, together with all accrued and unpaid interest thereon, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iv) need not be expressed with respect to those provinces where certificates are not issued.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Maturity Date, the Company shall pay the principal amount of the Debentures outstanding, together with all accrued and unpaid interest thereon, in cash in accordance with Section 2.07, unless the Debentureholder waives the conditions which are not satisfied. The Company may not change the form of components or percentages of consideration to be paid for the Debentures once it has given the notice required to be given to Debentureholders hereunder, except as described in the preceding sentence. When the Company determines the actual number of Common Shares to be issued pursuant to the exercise of its Common Share Repayment Right, it will issue a press release on a national newswire disclosing the Current Market Price and such actual number of Common Shares.

(d) In the event that the Company duly exercises its Common Share Repayment Right, upon presentation and surrender of the Debentures for payment on the Maturity Date, at any place where a register is maintained pursuant to Article III or any other place specified in the Maturity Notice, the Company shall on or before 11:00 a.m. (Calgary time) on the Business Day immediately prior to the Maturity Date make the delivery to the Canadian Trustee for delivery to and on account of the holders, of Freely Tradeable Common Shares plus any interest to be paid in cash, if applicable, to which such holders are entitled. The Company shall also deposit with the Canadian Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Canadian Trustee in connection with the Common Share Repayment Right. Every such deposit shall be irrevocable. From the Freely Tradeable Common Shares and cash, if applicable, so deposited, the Canadian Trustee shall pay or cause to be paid, to the holders of such Debentures, upon surrender of such Debentures, the principal amount of and premium (if any) and accrued interest on the Debentures to which they are respectively entitled on maturity and deliver to such holders the Freely Tradeable Common Shares and cash, if applicable, to which such holders are entitled. The delivery of such Freely Tradeable Common Shares to the Canadian Trustee will satisfy and discharge the liability of the Company for the Debentures to which the delivery of Freely Tradeable Common Shares and cash, if applicable, relates to the extent of the amount delivered (plus the amount of any Freely Tradeable Common Shares sold to pay applicable taxes in accordance with this Section 11.02) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the Freely Tradeable Common Shares so delivered, the Freely Tradeable Common Shares and cash, if applicable, to which it is entitled.

(e) No fractional Freely Tradeable Common Shares shall be delivered upon the exercise of the Common Share Repayment Right but, in lieu thereof, the Company shall pay to the Canadian Trustee for the account of the holders, the cash equivalent thereof determined on the basis of the relevant fraction of the Current Market Price of a whole Common Share on the Maturity Date (less any tax required to be deducted, if any).

(f) A holder shall be treated as the shareholder of record of the Freely Tradeable Common Shares issued on due exercise by the Company of its Common Share Repayment Right effective immediately after the close of business on the Maturity Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including distributions and dividends in kind) thereon and arising thereafter, and in the event that the Canadian Trustee receives the same, it shall hold the same in trust for the benefit of such holder.

(g) The Company shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Company’s Common Share Repayment Right as provided herein, and shall issue to Debentureholders to whom Freely Tradeable Common Shares will be issued pursuant to exercise of the Common Share Repayment Right, such number of Freely Tradeable Common Shares as shall be issuable in such event. All Freely Tradeable Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(h) The Company shall comply with all Canadian Securities Legislation and U.S. Securities Laws regulating the issue and delivery of Freely Tradeable Common Shares upon exercise of the Common Share Repayment Right and shall cause to be listed and posted for trading such Freely Tradeable Common Shares on each stock exchange on which the Common Shares are then listed.

(i) The Company shall from time to time promptly pay, or make provision satisfactory to the Canadian Trustee for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, withholding tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Freely Tradeable Common Shares to holders upon exercise of the Common Share Repayment Right pursuant to the terms of the Debentures and of this Indenture.

(j) If the Company elects to satisfy its obligation to pay all or any portion of the principal amount of Debentures due on maturity together with all accrued and unpaid interest thereon by issuing Freely Tradeable Common Shares in accordance with this Section 11.02 and if the amount (or any portion thereof) to which a holder is entitled is subject to withholding taxes and the amount of the cash payment of the amount due on maturity, if any, is insufficient to satisfy such withholding taxes, the Canadian Trustee, on the Written Direction of the Company but for the account of the holder, shall sell, through the investment banks, brokers or dealers selected by the Company, out of the Freely Tradeable Common Shares issued by the Company for this purpose, such number of Freely Tradeable Common Shares that together with the cash component of the amount due on maturity is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Company to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

ARTICLE XII

COMPULSORY ACQUISITION

Section 12.01 Definitions, In this Article:

(a) ”Affiliate” and “Associate” shall have their respective meanings set forth in the Securities Act (Alberta);

(b) ”Dissenting Debentureholders” means a Debentureholder who does not accept an Offer referred to in Section 12.02 and includes any assignee of the Debenture of a Debentureholder to whom such an Offer is made, whether or not such assignee is recognized under this Supplemental Indenture;

(c) ”Offer” means an offer to acquire outstanding Debentures, which is a take-over bid for Debentures within the meaning ascribed thereto in MI 62-104, where, as of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Offeror’s Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of the Debentures;

(d) ”offer to acquire” includes an acceptance of an offer to sell;

(e) ”Offeror” means a person, or two or more persons acting jointly or in concert, who make an Offer to acquire Debentures; and

(f) ”Offeror’s Debentures” means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any person or company acting jointly or in concert with the Offeror.

Section 12.02 Offer for Debentures. If an Offer for all of the outstanding Debentures (other than Debentures beneficially owned, or over which control or direction is exercised by, the Offeror or an Affiliate or Associate of the Offeror) or any person or company acting jointly or in concert with the Offeror and:

(a) within the time provided in the Offer for its acceptance or within 120 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Debentureholders representing at least 90% of the outstanding principal amount of the Debentures, other than the Offeror’s Debentures;

(b) the Offeror is bound to take up and pay for, or has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and

(c) the Offeror complies with Section 12.03 and Section 12.05,

the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholder for the same consideration per Debenture payable or paid, as the case may be, under the Offer.

Section 12.03 Offeror’s Notice to Dissenting Debentureholders. Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 12.02 and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice to Dissenting Debentureholders”) in substantially the form of Exhibit D to each Dissenting Debentureholder stating that:

(a) Debentureholders holding at least 90% of the principal amount of all outstanding Debentures, other than Offeror’s Debentures, have accepted the Offer;

(b) the Offeror is bound to take up and pay for, or has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;

(c) Dissenting Debentureholders must transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice to Dissenting Debentureholders; and

(d) Dissenting Debentureholders must send their respective Debenture certificate(s) to the Canadian Trustee within 21 days after the date of the sending of the Offeror’s Notice to Dissenting Debentureholders.

Section 12.04 Delivery of Debenture Certificates. A Dissenting Debentureholder to whom an Offeror’s Notice to Dissenting Debentureholders is sent pursuant to Section 12.03 shall, within 21 days after the sending of the Offeror’s Notice to Dissenting Debentureholders, send its Debenture certificate(s) to the Canadian Trustee duly endorsed for transfer.

Section 12.05 Payment of Consideration to Canadian Trustee. Within 21 days after the Offeror sends an Offeror’s Notice to Dissenting Debentureholders pursuant to Section 12.03, the Offeror shall pay or transfer to the Canadian Trustee, or to such other person as the Canadian Trustee may direct, the cash or other consideration that is payable to Dissenting Debentureholders pursuant to Section 12.02. The acquisition by the Offeror of all Debentures held by all Dissenting Debentureholders shall be effective as of the time of such payment or transfer.

Section 12.06 Consideration to be held in Trust. The Canadian Trustee, or the person directed by the Canadian Trustee, shall hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 12.05. The Canadian Trustee, or such persons, shall deposit cash in a separate account in a Canadian chartered bank, or other body corporate, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and shall place other consideration in the custody of a Canadian chartered bank or such other body corporate.

Section 12.07 Completion of Transfer of Debentures to Offeror. Within 30 days after the date of the sending of an Offeror’s Notice to Dissenting Debentureholders pursuant to Section 12.03, the Canadian Trustee, if the Offeror has complied with Section 12.05, shall:

(a) do all acts and things and execute and cause to be executed all instruments as in the Canadian Trustee’s opinion may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders to the Offeror;

(b) send to each Dissenting Debentureholder who has complied with Section 12.04 the consideration to which such Dissenting Debentureholder is entitled under this Article XII; and

(c) send to each Dissenting Debentureholder who has not complied with Section 12.04 a notice stating that:

(i) its Debentures have been transferred to the Offeror;

(ii) the Canadian Trustee or some other person designated in such notice is holding in trust the consideration for such Debentures; and

(iii) the Canadian Trustee, or such other person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder’s Debenture certificate(s) or such other documents as the Canadian Trustee or such other person may require in lieu thereof;

and the Canadian Trustee is hereby appointed the agent and attorney of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions.

Section 12.08 Communication of Offer to Trust. An Offeror cannot make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Company.

ARTICLE XIII

SUBORDINATION

Section 13.01 Applicability of Article. The indebtedness, liabilities and obligations of the Company hereunder (except as provided in Section 7.06 of the Original Indenture) or under the Debentures, whether on account of principal, premium, if any, interest or otherwise, including any payment of cash in lieu of the issuance of fractional Common Shares, but excluding the issuance of Common Shares upon any conversion pursuant to Article IX, upon any redemption pursuant to Article X, or at maturity pursuant to Article X (collectively, the “Debenture Liabilities”), shall be subordinated, and, upon the occurrence of an event of default under the Senior Indebtedness, postponed, and subject in right of payment, to the extent and in the manner hereinafter set forth in the following Sections of this Article XIII, to the full and final payment of all Senior Indebtedness, and each holder of any such Debenture by its acceptance thereof agrees to and shall be bound by the provisions of this Article XIII.

Section 13.02 Order of Payment. In the event of any insolvency or bankruptcy proceedings, or any receivership, creditor enforcement, realization, liquidation, reorganization or other similar proceedings relative to the Company, or to its property or assets, whether voluntary or involuntary, partial or complete, or in the event of any proceedings for liquidation, dissolution or winding-up of the Company, whether or not involving insolvency or bankruptcy and whether voluntary or involuntary, partial or complete, or any marshalling of the assets and liabilities of the Company:

(a) all Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable on account of Debenture Liabilities;

(b) any payment or distribution of assets of the Company, whether in cash, property or securities, to which the holders of the Debentures or the Trustees on behalf of such holders would be entitled except for the provisions of this Article XIII, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

(c) the Senior Creditors or a receiver or a receiver-manager of the Company or of all or part of its assets or any other enforcement agent may sell, mortgage, or otherwise dispose of the Company’s assets in whole or in part, free and clear of all Debenture Liabilities and without the approval of the Debentureholders or the Trustees or any requirement to account to the Trustees or the Debentureholders.

The rights and priority of the Senior Indebtedness and the subordination pursuant hereto shall not be affected by:

(i) whether or not the Senior Indebtedness is secured;

(ii) the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

(iii) the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

(iv) the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security;

(v) the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Debentureholders or any of them to any money or property of the Company;

(vi) the failure to exercise any power or remedy reserved to the Senior Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;

(vii) whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

(viii) the date of giving or failing to give notice to or making demand upon the Company; or

(ix) any other matter whatsoever.

Section 13.03 Subrogation to Rights of Holders of Senior Indebtedness. Subject to the prior payment in full of all Senior Indebtedness, the Debentureholders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of, premium, if any, and interest on the Debentures shall be paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Debentureholders, be deemed to be a payment by the Company to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article XIII are and are intended solely for the purpose of defining the relative rights of the Debentureholders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

The Canadian Trustee, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Company or any property and assets subject to any Senior Security or in any other manner to require the marshalling of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them.

Section 13.04 Obligation to Pay Not Impaired. Nothing contained in this Article XIII or elsewhere in this Supplemental Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustees or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Supplemental Indenture, subject to the rights, if any, under this Article XIII of the holders of Senior Indebtedness.

Section 13.05 No Payment if Senior Indebtedness in Default. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, or any other enforcement of any Senior Indebtedness, then, except as provided in Section 13.08, all such Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of the Debenture Liabilities.

In case of a circumstance constituting a default or event of default with respect to any Senior Indebtedness permitting (whether at that time or upon notice, lapse of time, or satisfaction of any other condition precedent) a Senior Creditor to demand payment or accelerate the maturity thereof where the notice of such default or event of default has been given by or on behalf of any of the holders of any of the Senior Indebtedness to the Company or the Company otherwise has knowledge thereof, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of Debentures or otherwise) shall be made by the Company with respect to the Debenture Liabilities and neither the Trustees nor the Debentureholders shall be entitled to demand, institute proceedings for the collection of (which shall, for certainty include proceedings related to an adjudication or declaration as to the insolvency or bankruptcy of the Company and other similar creditor proceedings), or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures after the happening of such a default or event of default (except as provided in Section 13.08), and unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

The fact that any payment hereunder is prohibited by this Section 13.05 shall not prevent the failure to make such payment from being an Event of Default hereunder.

Section 13.06 Payment on Debentures Permitted. Nothing contained in this Article XIII or elsewhere in this Supplemental Indenture, or in any of the Debentures, shall affect the obligation of the Company to make, or prevent the Company from making, at any time except as prohibited by Section 13.02 or Section 13.05, any payment of principal of or, premium, if any, or interest on the Debentures.

The fact that any such payment is prohibited by Section 13.02 or Section 13.05 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article XIII or elsewhere in this Supplemental Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures or, except as prohibited by Section 13.02 or Section 13.05, the application by the Trustees of any monies deposited with the Trustees hereunder for the purpose, to the payment of or on account of the Debenture Liabilities.

Section 13.07 Confirmation of Subordination. Each holder of Debentures by its acceptance thereof authorizes and directs the Canadian Trustee on its behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article XIII and appoints the Canadian Trustee its attorney-in-fact for any and all such purposes. Upon request of the Company, and upon being furnished an Officers’ Certificate stating that one or more named persons are Senior Creditors and specifying the amount and nature of the Senior Indebtedness of such Senior Creditor, the Canadian Trustee shall enter into a contractual subordination agreement or agreements with the Company and the person or persons named in such Officers’ Certificate providing that such person or persons are entitled to all the rights and benefits of this Article XIII as a Senior Creditor and for such other matters, including those in addition to the provisions of this Article XIII, such as an agreement not to amend the provisions of this Article XIII and the definitions herein without the consent of such Senior Creditor, as the Senior Creditor may reasonably request. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness, however, nothing herein shall impair the rights of any Senior Creditor who has not entered into such an agreement.

Section 13.08 Knowledge of Trustees. Notwithstanding the provisions of this Article XIII or any provision contained in this Supplemental Indenture or in the Debentures, the Trustees will not be charged with knowledge of any Senior Indebtedness or of any default in the payment thereof, or of the existence of any Event of Default or any other fact that would prohibit the making of any payment of monies to or by any Trustee, or the taking of any other action by the Trustees, unless and until the applicable Trustee has received written notice thereof from the Company, any Debentureholder or any Senior Creditor.

Section 13.09 Trustees May Hold Senior Indebtedness. The Trustees are entitled to all the rights set forth in this Article XIII with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Supplemental Indenture deprives any Trustee of any of its rights as such holder.

Section 13.10 Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 13.11 Altering the Senior Indebtedness. The holders of the Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Company, all without notice to or consent of the Debentureholders or the Trustees and without affecting the liabilities and obligations of the parties to this Supplemental Indenture or the Debentureholders.

Section 13.12 Additional Indebtedness. This Supplemental Indenture does not restrict the Company from incurring additional indebtedness for borrowed money or other obligations or liabilities (including Senior Indebtedness) or mortgaging, pledging or charging its properties to secure any indebtedness or obligations or liabilities.

Section 13.13 Right of Debentureholder to Receive Common Shares Not Impaired. The subordination of the Debentures to the Senior Indebtedness and the provisions of this Article XIII do not impair in any way the right of a Debentureholder to receive Common Shares in respect of principal and interest upon any conversion pursuant to Article IX, upon any redemption pursuant to Article X or at maturity pursuant to Article XI.

Section 13.14 Invalidated Payments. In the event that any of the Senior Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article XIII shall be reinstated and the provisions of this Article XIII shall again be operative until all Senior Indebtedness is repaid in full, provided that such reinstatement shall not give the Senior Creditors any rights or recourses against the Trustees or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

Section 13.15 Contesting Security . Each Trustee, for itself and on behalf of the Debentureholders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of any of the Senior Indebtedness, the Senior Security, or the relative priority of the Senior Security.

ARTICLE XIV

MISCELLANEOUS

Section 14.01 Ratification and Incorporation of Original Indenture. As amended and supplemented hereby with respect to the Debentures, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 14.02 Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN AND SHALL BE TREATED IN ALL RESPECTS AS ALBERTA CONTRACTS; PROVIDED, THAT THE RIGHTS, PROTECTIONS, DUTIES, OBLIGATIONS AND IMMUNITIES OF THE U.S. TRUSTEE HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK.

Section 14.03 Immunity of Directors, Officers and Others. The Debentureholders and the Trustees hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director or employee of the Company or holder of Common Shares of the Company or of any successor for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Company contained herein or in the Debentures.

Section 14.04 Payments on Business Days. In any case where any Interest Payment Date, Maturity Date, Redemption Date, Conversion Date or Change of Control Purchase Date is not a Business Day, then the required payment or delivery will be made on the next succeeding Business Day with the same force and effect as if made on such date, and no interest shall accrue for the period from and after such date to that next succeeding Business Day.

Section 14.05 No Security Interest Created . Nothing in this Supplemental Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code, the Personal Property Security Act (Alberta) or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 14.06 Trust Indenture Act. Each of the Company and the U.S. Trustee agrees to comply with all provisions of the Trust Indenture Act applicable to or binding upon it in connection with the Indenture and each Debenture. If and to the extent that any provision of the Indenture, the Debentures or applicable law limits, qualifies or conflicts with any mandatory requirement of the Trust Indenture Act (and notwithstanding any provisions of the Indenture or the Debentures to the contrary), such mandatory requirement shall prevail. For greater certainty, if and to the extent that any provision of the Indenture, the Debentures or applicable law limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision required by or deemed to be included in the Indenture, by operation of such Trust Indenture Act sections (and notwithstanding any provisions of the Indenture or the Debentures to the contrary), the Trust Indenture Act shall control.

Section 14.07 Conflict with Original Indenture. To the extent any provision hereof conflicts with the rights, powers, protections, immunities, and indemnities provided to the Trustees under the Original Indenture, the Original Indenture shall control.

Section 14.08 Benefits of Indenture. Nothing in this Supplemental Indenture or in the Debentures, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Debenture Registrar and their successors hereunder or the Debentureholders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 14.09 Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this Supplemental Indenture and the Debentures (including any determinations of the VWAP, accrued interest, the applicable Conversion Price and the Conversion Rate). The Company shall make all such calculations in good faith and, absent manifest error; its calculations will be final and binding on Debentureholders. The Company upon request shall provide a schedule of its calculations to each of the Trustees and the Conversion Agent, and each of the Trustees and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Canadian Trustee shall deliver a copy of such schedule to any Debentureholder upon the written request of such Debentureholder.

Section 14.10 Table of Contents, Headings, Etc. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.11 Execution in Counterparts. This Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. Delivery of an executed signature page to this Supplemental Indenture by any party hereto by facsimile transmission, PDF or other form of electronic transmission, including through DocuSign and similar applications, shall be as effective as delivery of a manually executed copy of this Supplemental Indenture by such party.

Section 14.12 Severability. In case any provision in this Supplemental Indenture or the Debentures shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

Section 14.13 The Trustees. The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. The Company hereby authorizes and directs the Trustees to execute and deliver this Supplemental Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representatives as of the date first above written.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

By:	/s/ Kevin O’Meara
Name: Kevin O’Meara
Title: President and Chief Executive Officer

By:	/s/ Geoffrey Krause
Name: Geoffrey Krause
Title: Chief Financial Officer

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:	/s/ Angela Fletcher
Name: Angela Fletcher
Title: Corporate Trust Officer

By:	/s/ Beatriz Fedozzi
Name: Beatriz Fedozzi
Title: Corporate Trust Officer

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as U.S. Trustee

By:	/s/ Jerry Urbanek
Name: Jerry Urbanek
Title: Trust Officer

EXHIBIT A

[FORM OF GLOBAL DEBENTURE]

This Debenture is a Global Debenture within the meaning of the Indenture herein referred to and is registered in the name of a Depository or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to DIRTT Environmental Solutions Ltd. (the “Issuer”) or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & Co., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & Co. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & Co., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.

CUSIP 25490HAA4

ISIN CA25490HAA47

No.•	$•

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(A corporation incorporated under the laws of Alberta)

6.00% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURE

DUE JANUARY 31, 2026

DIRTT ENVIRONMENTAL SOLUTIONS LTD. (the “Company” or the “Issuer”) for value received hereby acknowledges itself indebted and, subject to the provisions of the Indenture dated as of January 25, 2021 among the Company, Computershare Trust Company of Canada (the “Canadian Trustee”) and Computershare Trust Company, National Association (the “US Trustee”), as supplemented pursuant to the first supplemental indenture dated January 25, 2021 among the Company, the Canadian Trustee and the US Trustee (collectively, the “Indenture”), promises to pay to the registered holder hereof on January 31, 2026 (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of • Dollars ($•) in lawful money of Canada on presentation and surrender of this Initial Debenture at the main branch of the Canadian Trustee in Calgary, Alberta or in Toronto, Ontario in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 6.00% per annum (based on a year of 365 days), in like money, in arrears (with the exception of the first interest payment which will include interest from January 25, 2021 as set forth below) semi-annual instalments (less any tax required by law to be deducted) on January 31 and July 31 in each year commencing on July 31, 2021 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date) to fall due on the Maturity Date and, should the Company at any time make default in the payment of any principal, premium, if any, or interest, to pay interest on the amount in default at the same rate, in like money in accordance with the terms of the Indenture. For certainty, the first interest payment will include interest accrued from January 25, 2021 to, but excluding July 31, 2021, which will be equal to $30.74 for each $1,000 principal amount of the Initial Debentures.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Initial Debenture.

This Initial Debenture is one of the 6.00% Convertible Unsecured Subordinated Debentures (referred to herein as the “Initial Debentures”) of the Company issued or issuable in one or more series under the provisions of the Indenture. The Initial Debentures authorized for issue immediately are limited to an aggregate principal amount of $40,250,000 in lawful money of Canada. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Company and of the Canadian Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

The Initial Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

Any part, being $1,000 or an integral multiple thereof, of the principal of this Initial Debenture, provided that the principal amount of this Initial Debenture is in a denomination in excess of $1,000, is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal office of the Canadian Trustee in Calgary, Alberta or in Toronto, Ontario, at any time up to but not after the close of business on the last Business Day immediately preceding the Maturity Date or, if this Initial Debenture is called for redemption on or prior to such date, then, to the extent so called for redemption, up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Initial Debenture, into Common Shares (without adjustment for interest accrued hereon or for dividends or distributions on Common Shares issuable upon conversion) at a conversion price of $4.65 (the “Conversion Price”) per Common Share, being a rate of approximately 215.0538 Common Shares for each $1,000 principal amount of Initial Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. No Initial Debentures may be converted during the five Business Days preceding and including January 31 and July 31 in each year, as the registers of the Canadian Trustee will be closed during such periods. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but in lieu thereof, the Company will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest determined in accordance with the Indenture. Holders converting their Debentures will receive accrued and unpaid interest thereon. Holders converting their Debentures will become holders of record of Common Shares on the date of conversion provided that, if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the person entitled to receive Common Shares will become the holder of record of such Common Shares as at the date on which such register is next reopened.

2

This Initial Debenture may be redeemed at the option of the Company on the terms and conditions set out in the Indenture at the redemption price therein and herein set out provided that this Initial Debenture is not redeemable before January 31, 2024, except in the event of the satisfaction of certain conditions after a Change of Control has occurred. On and after January 31, 2024 and prior to January 31, 2025, and provided that the Current Market Price of the Common Shares of the Company is at least 125% of the Conversion Price of the Initial Debentures, the Initial Debentures are redeemable at the option of the Company at a price equal to $1,000 per Initial Debenture plus accrued and unpaid interest and otherwise on the terms and conditions described in the Indenture. On and after January 31, 2025 and prior to the Maturity Date, the Initial Debentures are redeemable at the option of the Company at a price equal to $1,000 per Initial Debenture plus accrued and unpaid interest and otherwise on the terms and conditions described in the Indenture. The Company may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy its obligation to pay all or any portion of the applicable Redemption Price or any portion of the principal amount of this Initial Debenture due on the Maturity Date, together with all or any portion of accrued and unpaid interest thereon, by the issue of that number of Common Shares obtained by dividing the applicable Redemption Price or, in the case of maturity, the principal amount of this Initial Debenture (or that portion to be paid for in Common Shares pursuant to the exercise by the Company of the Common Share Repayment Right), together with all accrued and unpaid interest thereon (or that portion of interest to be paid for in Common Shares), by 95% of the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange or such other stock exchange on which the Initial Debentures may be listed for the 20 consecutive trading days ending on the fifth trading day preceding the Redemption Date or the Maturity Date, as applicable.

Within 30 days following the occurrence of a Change of Control of the Company, the Company is required to make a cash offer to purchase all of the Initial Debentures at a price equal to 101% of the principal amount of such Initial Debentures plus accrued and unpaid interest (if any) up to, but excluding, the date the Initial Debentures are so repurchased (the “Change of Control Purchase Offer”). If 90% or more of the principal amount of all Debentures outstanding on the date the Company provides notice of a Change of Control to the Canadian Trustee have been tendered for purchase pursuant to the Change of Control Purchase Offer, the Company has the right to redeem all the remaining outstanding Initial Debentures on the same date and at the same price, subject to the terms and conditions and in the manner set out in the Indenture.

In addition to the requirement for the Company to make a Change of Control Purchase Offer in the event of a Change of Control, if a Change of Control occurs in which 10% or more of the consideration for the Common Shares in the transaction or transactions constituting a Change of Control consists of:

(i)	cash, other than cash payments for fractional Common Shares and cash payments made in respect of dissenter’s appraisal rights;

(ii)	equity securities that are not traded or intended to be traded immediately following such transactions on a recognized stock exchange; or

(iii)	other property that is not traded or intended to be traded immediately following such transactions on a recognized stock exchange,

then subject to regulatory approvals, during the period beginning ten trading days before the anticipated date on which the Change of Control becomes effective and ending at the close of business on the date that is 30 days after the Change of Control Purchase Offer is sent to, holders of Debentures will be entitled to convert their Debentures, subject to certain limitations, and receive, in addition to the number of Common Shares they would otherwise be entitled to receive, an additional number of Common Shares per $1,000 principal amount of Debentures calculated in accordance with the terms of the Indenture.

3

If an offer is made for the Initial Debentures which is a take-over bid for the Initial Debentures within the meaning of applicable Canadian securities laws and 90% or more of the principal amount of all the Initial Debentures (other than Initial Debentures beneficially owned, or over which control or direction is exercised by the Offeror, associates or affiliates of the Offeror, or anyone acting jointly or in concert with the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Initial Debentures of those holders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Initial Debentures.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Company, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified percentage of the principal amount of Debentures outstanding, which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares and officers, directors and employees of the Company in respect of any obligation or claim arising out of the Indenture or this Debenture.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Canadian Trustee in the City of Calgary or the City of Toronto and in such other place or places and/or by such other registrars (if any) as the Company with the approval of the Canadian Trustee may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or its executors or administrators or other legal representatives, or its attorney duly appointed by an instrument in form and substance satisfactory to the Canadian Trustee or other registrar, and upon compliance with such reasonable requirements as the Canadian Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Canadian Trustee under the Indenture.

Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

4

IN WITNESS WHEREOF DIRTT ENVIRONMENTAL SOLUTIONS LTD. has caused this Debenture to be signed by its authorized representatives as of the [•] day of January, 2021.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

By:

By:

5

(FORM OF TRUSTEE’S CERTIFICATE)

This Initial Debenture is one of the 6.00% Convertible Unsecured Subordinated Debentures due 2026 referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
(Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

6

FORM OF TRANSFER OR ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________, whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or $_______ principal amount hereof*) of DIRTT ENVIRONMENTAL SOLUTIONS LTD. standing in the name(s) of the undersigned in the register maintained by the Company with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Canadian Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable

*

If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of $1,000 by reason of your having exercised your right to exchange upon the making of a Change of Control Purchase Offer, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

1.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Initial Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.	The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

7

EXHIBIT “1”

TO CDS GLOBAL DEBENTURE

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

6.00% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

DUE JANUARY 31, 2026

Initial Principal Amount:	$•	CUSIP 25490HAA4 ISIN CA25490HAA47

Authorization:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

8

FORM OF U.S. CERTIFICATED DEBENTURE

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO DIRTT ENVIRONMENTAL SOLUTIONS LTD. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

CUSIP 25490HAA4

ISIN CA25490HAA47

No. •	$•

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(A corporation incorporated under the laws of Alberta)

6.00% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURE

DUE JANUARY 31, 2026

DIRTT ENVIRONMENTAL SOLUTIONS LTD. (the “Company” or the “Issuer”) for value received hereby acknowledges itself indebted and, subject to the provisions of the Indenture dated as of January 25, 2021 among the Company, Computershare Trust Company of Canada (the “Canadian Trustee”) and Computershare Trust Company, National Association (the “US Trustee”), as supplemented pursuant to the first supplemental indenture dated January 25, 2021 among the Company, the Canadian Trustee and the US Trustee (collectively, the “Indenture”), promises to pay to the registered holder hereof on January 31, 2026 (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of • Dollars ($•) in lawful money of Canada on presentation and surrender of this Initial Debenture at the main branch of the Canadian Trustee in Calgary, Alberta or in Toronto, Ontario in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 6.00% per annum (based on a year of 365 days), in like money, in arrears (with the exception of the first interest payment which will include interest from January 25, 2021 as set forth below) semi-annual instalments (less any tax required by law to be deducted) on January 31 and July 31 in each year commencing on July 31, 2021 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date) to fall due on the Maturity Date and, should the Company at any time make default in the payment of any principal, premium, if any, or interest, to pay interest on the amount in default at the same rate, in like money in accordance with the terms of the Indenture. For certainty, the first interest payment will include interest accrued from January 25, 2021 to, but excluding July 31, 2021, which will be equal to $30.74 for each $1,000 principal amount of the Initial Debentures.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Initial Debenture.

This Initial Debenture is one of the 6.00% Convertible Unsecured Subordinated Debentures (referred to herein as the “Initial Debentures”) of the Company issued or issuable in one or more series under the provisions of the Indenture. The Initial Debentures authorized for issue immediately are limited to an aggregate principal amount of $40,250,000 in lawful money of Canada. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Company and of the Canadian Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

The Initial Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

Any part, being $1,000 or an integral multiple thereof, of the principal of this Initial Debenture, provided that the principal amount of this Initial Debenture is in a denomination in excess of $1,000, is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal office of the Canadian Trustee in Calgary, Alberta or in Toronto, Ontario, at any time up to but not after the close of business on the last Business Day immediately preceding the Maturity Date or, if this Initial Debenture is called for redemption on or prior to such date, then, to the extent so called for redemption, up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Initial Debenture, into Common Shares (without adjustment for interest accrued hereon or for dividends or distributions on Common Shares issuable upon conversion) at a conversion price of $4.65 (the “Conversion Price”) per Common Share, being a rate of approximately 215.0538 Common Shares for each $1,000 principal amount of Initial Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. No Initial Debentures may be converted during the five Business Days preceding and including January 31 and July 31 in each year, as the registers of the Canadian Trustee will be closed during such periods. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but in lieu thereof, the Company will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest determined in accordance with the Indenture. Holders converting their Debentures will receive accrued and unpaid interest thereon. Holders converting their Debentures will become holders of record of Common Shares on the date of conversion provided that, if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the person entitled to receive Common Shares will become the holder of record of such Common Shares as at the date on which such register is next reopened.

2

This Initial Debenture may be redeemed at the option of the Company on the terms and conditions set out in the Indenture at the redemption price therein and herein set out provided that this Initial Debenture is not redeemable before January 31, 2024, except in the event of the satisfaction of certain conditions after a Change of Control has occurred. On and after January 31, 2024 and prior to January 31, 2025, and provided that the Current Market Price of the Common Shares of the Company is at least 125% of the Conversion Price of the Initial Debentures, the Initial Debentures are redeemable at the option of the Company at a price equal to $1,000 per Initial Debenture plus accrued and unpaid interest and otherwise on the terms and conditions described in the Indenture. On and after January 31, 2025 and prior to the Maturity Date, the Initial Debentures are redeemable at the option of the Company at a price equal to $1,000 per Initial Debenture plus accrued and unpaid interest and otherwise on the terms and conditions described in the Indenture. The Company may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy its obligation to pay all or any portion of the applicable Redemption Price or any portion of the principal amount of this Initial Debenture due on the Maturity Date, together with all or any portion of accrued and unpaid interest thereon, by the issue of that number of Common Shares obtained by dividing the applicable Redemption Price or, in the case of maturity, the principal amount of this Initial Debenture (or that portion to be paid for in Common Shares pursuant to the exercise by the Company of the Common Share Repayment Right), together with all accrued and unpaid interest thereon (or that portion of interest to be paid for in Common Shares), by 95% of the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange or such other stock exchange on which the Initial Debentures may be listed for the 20 consecutive trading days ending on the fifth trading day preceding the Redemption Date or the Maturity Date, as applicable.

Within 30 days following the occurrence of a Change of Control of the Company, the Company is required to make a cash offer to purchase all of the Initial Debentures at a price equal to 101% of the principal amount of such Initial Debentures plus accrued and unpaid interest (if any) up to, but excluding, the date the Initial Debentures are so repurchased (the “Change of Control Purchase Offer”). If 90% or more of the principal amount of all Debentures outstanding on the date the Company provides notice of a Change of Control to the Canadian Trustee have been tendered for purchase pursuant to the Change of Control Purchase Offer, the Company has the right to redeem all the remaining outstanding Initial Debentures on the same date and at the same price, subject to the terms and conditions and in the manner set out in the Indenture.

In addition to the requirement for the Company to make a Change of Control Purchase Offer in the event of a Change of Control, if a Change of Control occurs in which 10% or more of the consideration for the Common Shares in the transaction or transactions constituting a Change of Control consists of:

(i)	cash, other than cash payments for fractional Common Shares and cash payments made in respect of dissenter’s appraisal rights;

(ii)	equity securities that are not traded or intended to be traded immediately following such transactions on a recognized stock exchange; or

(iii)	other property that is not traded or intended to be traded immediately following such transactions on a recognized stock exchange,

3

then subject to regulatory approvals, during the period beginning ten trading days before the anticipated date on which the Change of Control becomes effective and ending at the close of business on the date that is 30 days after the Change of Control Purchase Offer is sent to, holders of Debentures will be entitled to convert their Debentures, subject to certain limitations, and receive, in addition to the number of Common Shares they would otherwise be entitled to receive, an additional number of Common Shares per $1,000 principal amount of Debentures calculated in accordance with the terms of the Indenture.

If an offer is made for the Initial Debentures which is a take-over bid for the Initial Debentures within the meaning of applicable Canadian securities laws and 90% or more of the principal amount of all the Initial Debentures (other than Initial Debentures beneficially owned, or over which control or direction is exercised by the Offeror, associates or affiliates of the Offeror, or anyone acting jointly or in concert with the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Initial Debentures of those holders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Initial Debentures.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Company, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified percentage of the principal amount of Debentures outstanding, which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares and officers, directors and employees of the Company in respect of any obligation or claim arising out of the Indenture or this Debenture.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Canadian Trustee in the City of Calgary or the City of Toronto and in such other place or places and/or by such other registrars (if any) as the Company with the approval of the Canadian Trustee may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or its executors or administrators or other legal representatives, or its attorney duly appointed by an instrument in form and substance satisfactory to the Canadian Trustee or other registrar, and upon compliance with such reasonable requirements as the Canadian Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Canadian Trustee under the Indenture.

Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

4

IN WITNESS WHEREOF DIRTT ENVIRONMENTAL SOLUTIONS LTD. has caused this Debenture to be signed by its authorized representatives as of the [•] day of January, 2021.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

By:

By:

5

(FORM OF TRUSTEE’S CERTIFICATE)

This Initial Debenture is one of the 6.00% Convertible Unsecured Subordinated Debentures due 2026 referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
(Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

6

FORM OF TRANSFER OR ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                 , whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or $                    principal amount hereof*) of DIRTT ENVIRONMENTAL SOLUTIONS LTD. standing in the name(s) of the undersigned in the register maintained by the Company with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Canadian Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:

(Street Address, City, Province and Postal Code)
Social Insurance Number of Transferee, if applicable

*

If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of $1,000 by reason of your having exercised your right to exchange upon the making of a Change of Control Purchase Offer, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

1.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Initial Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.	The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

7

EXHIBIT “1”

TO CDS GLOBAL DEBENTURE

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

6.00% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

DUE JANUARY 31, 2026

Initial Principal Amount:	$•	CUSIP 25490HAA4 ISIN CA25490HAA47

Authorization:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

8

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To: DIRTT Environmental Solutions Ltd.

The undersigned registered owner of this Debenture hereby exercises the option to convert this Debenture, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into Freely Tradeable Common Shares in accordance with the terms of the Indenture referred to in this Debenture, and directs that the Freely Tradeable Common Shares issuable and deliverable upon such conversion, together with any cash in lieu of fractional shares, and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any Freely Tradeable Common Shares or any portion of this Debenture not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Debenture.

Dated:____________________________________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Debentures are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, Province and Postal Code/City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $___,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

EXHIBIT C

[FORM OF REDEMPTION NOTICE]

To:	Holders of 6.00% Convertible Unsecured Subordinated Debentures (the “Debentures”) of DIRTT Environmental Solutions Ltd. (the “Company”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to the indenture for debt securities dated as of January 25, 2021 among the Company, Computershare Trust Company of Canada (the “Canadian Trustee”) and Computershare Trust Company, National Association (the “US Trustee”), as supplemented pursuant to a supplemental indenture dated January 25, 2021 among the Company, the Canadian Trustee and the US Trustee (collectively, the “Indenture”), that the aggregate principal amount of $• of the $• of Debentures outstanding will be redeemed as of • (the “Redemption Date”), upon payment of a redemption amount of $• for each $1,000 principal amount of Debentures, being equal to the aggregate of (i) $• (the “Redemption Price”), and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

Computershare Trust Company of Canada

Suite 600, 530 – 8th Avenue SW

Calgary Alberta T2P 3S8

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

[Pursuant to Section 10.06 of the Indenture, the Company hereby irrevocably elects to satisfy its obligation to pay $• of the Total Redemption Price payable to holders of Debentures in accordance with this notice by issuing and delivering to the holders that number of Freely Tradeable Common Shares obtained by dividing the Total Redemption Price by 95% of the Current Market Price of the Common Shares.]

[No fractional Common Shares shall be delivered upon the exercise by the Company of the above-mentioned redemption right but, in lieu thereof, the Company shall pay the cash equivalent thereof determined on the basis of the relevant fraction of the Current Market Price of a whole Common Share on the Redemption Date (less any tax required to be deducted, if any).]

[Upon presentation and surrender of the Debentures for payment on the Redemption Date, the Company shall, on the Redemption Date, make the delivery to the Trustee, at the above-mentioned corporate trust office, for delivery to and on account of the holders, of certificates representing the Freely Tradeable Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, and, if only a portion of the Debentures are to be redeemed by issuing Freely Tradeable Common Shares, cash representing the balance of the Total Redemption Price.]

DATED:

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Authorized Director or Officer of DIRTT Environmental Solutions Ltd.)

2

EXHIBIT D

[FORM OF OFFEROR’S NOTICE TO DISSENTING DEBENTUREHOLDERS]

To:	Holders of 6.00% Convertible Unsecured Subordinated Debentures (the “Debentures”) of DIRTT Environmental Solutions Ltd. (the “Company”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to the indenture for debt securities dated as of January 25, 2021 among the Company, Computershare Trust Company of Canada (the “Canadian Trustee”) and Computershare Trust Company, National Association (the “US Trustee”), as supplemented pursuant to a supplemental indenture dated January 25, 2021 among the Company, the Canadian Trustee and the US Trustee (collectively, the “Indenture”), that the Company has exercised the 90% Redemption Right, upon payment of a redemption amount of $• for each $1,000 principal amount of Debentures, being equal to the aggregate of (i) $• (the “Purchase Price”), and (ii) all accrued and unpaid interest hereon to but excluding the Effective Date (collectively, the “Total Purchase Price”).

The Total Purchase Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

Computershare Trust Company of Canada

Suite 600, 530 – 8th Avenue SW

Calgary Alberta T2P 3S8

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Effective Date being [•].

In this connection, upon presentation and surrender of the Debentures for payment, the Company shall, on the Effective Date, make the delivery to the Trustee, cash in an amount sufficient to purchase the applicable Debentures.

DATED:

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Authorized Director or Officer of DIRTT Environmental Solutions Ltd.)

EXHIBIT E

[FORM OF CHANGE OF CONTROL NOTICE]

To:	DIRTT Environmental Solutions Ltd.

The undersigned registered owner of this Debenture hereby acknowledges receipt of a notice from DIRTT Environmental Solutions Ltd. (the “Company”) as to the anticipated Change of Control with respect to the Company and specifying the Change of Control Purchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Debenture (1) the entire principal amount of this Debenture, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Change of Control Purchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Change of Control Purchase Date.

In the case of certificated Debentures, the certificate numbers of the Debentures to be repurchased are as set forth below:

Dated:________________
Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $___,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

EXHIBIT F

[FORM OF MATURITY NOTICE]

To:	Holders of 6.00% Convertible Unsecured Subordinated Debentures (the “Debentures”) of DIRTT Environmental Solutions Ltd. (the “Company”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to the indenture for debt securities dated as of January 25, 2021 among the Company, Computershare Trust Company of Canada (the “Canadian Trustee”) and Computershare Trust Company, National Association (the “US Trustee”), as supplemented pursuant to a supplemental indenture among the Company, the Canadian Trustee and the US Trustee (collectively, the “Indenture”), that the Debentures are due and payable as of January 31, 2026 (the “Maturity Date”) and, pursuant to Section 11.02, the Company elects to satisfy its obligation to repay to holders of Debentures [all/a portion] of the principal amount of all of the Debentures outstanding on the Maturity Date, together with all accrued and unpaid interest thereon, by issuing and delivering to the holders that number of Freely Tradeable Common Shares equal to the number obtained by dividing such principal amount of the Debentures and accrued and unpaid interest thereon by 95% of the Current Market Price of Common Shares on the Maturity Date.

No fractional Common Shares shall be delivered on exercise by the Company of the above mentioned repayment right but, in lieu thereof, the Company shall pay the cash equivalent thereof determined on the basis of the relevant fraction of the Current Market Price of a whole Common Share on the Maturity Date (less any tax required to be deducted, if any).

In this connection, upon presentation and surrender of the Debentures for payment on the Maturity Date, the Company shall, on the Maturity Date, make delivery to the Trustee, at its principal trust office in Calgary, Alberta or in Toronto, Ontario, for delivery to and on account of the holders, of certificates representing the Freely Tradeable Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, and if only a portion of the Debentures are to be repaid by issuing Freely Tradeable Common Shares, cash representing the balance of the principal amount and, if applicable, accrued and unpaid interest due on the Maturity Date.

DATED:

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Authorized Director or Officer of DIRTT Environmental Solutions Ltd.)